UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE

SECURITIES EXCHANGE ACT OF 1934

Filed by the Registrant ☒                  Filed by a Party other than the Registrant ☐

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☐	Preliminary Proxy Statement

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☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-11(c) or §240.14a-2

CAPNIA, INC.

(Name of Registrant as Specified In Its Charter)

Not applicable

(Name of Person(s) Filing Proxy Statement if other than the Registrant)

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CAPNIA, INC.

1235 Radio Road, Suite 110

Redwood City, CA 94065

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Be Held at 8:00 a.m. Pacific Time on Wednesday, June 8, 2016

Dear Stockholder:

We cordially invite you to attend the 2016 Annual Meeting of Stockholders (the “Annual Meeting”) of Capnia, Inc. (“Capnia” or the “Company”). The meeting will be held on Wednesday, June 8, 2016, at 8:00 a.m. Pacific Time, 1235 Radio Road, Suite 110, Redwood City, CA 94065 for the following purposes, as more fully described in the accompanying proxy statement:

1.	To elect two Class II directors to serve until the 2019 Annual Meeting of stockholders or until their respective successors are duly elected and qualified;

2.	To ratify the appointment of Marcum LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2016; and

3.	To approve an amendment Capnia’s 2014 Equity Incentive Plan to add 1,500,000 shares to the total number of shares of common stock reserved for issuance under the plan.

4.	Transact any other business as may properly come before the meeting or any postponement or adjournment thereof.

Our Board of Directors (our “Board” or “Board of Directors”) has fixed the close of business on April 21, 2016 as the record date for the Annual Meeting. Only stockholders of record on April 21, 2016 are entitled to notice of and to vote at the Annual Meeting. Further information regarding voting rights and the matters to be voted upon is presented in the accompanying proxy statement.

This proxy statement and our annual report can be accessed directly at the following Internet address: http://www.astproxyportal.com/ast/19765. You will be asked to enter the control number located on your proxy card.

Your vote is important. Whether you plan to attend the Annual Meeting, please cast your vote via the Internet, as promptly as possible, as instructed in the accompanying proxy statement. We encourage you to vote via the Internet. It is convenient, is more environmentally friendly, and saves us significant postage and processing costs.

By order of the Board of Directors,

Anish Bhatnagar, M.D.

President and Chief Executive Officer

Redwood City, California

April 28, 2016

Page
INFORMATION CONCERNING SOLICITATION AND VOTING	1
General	1
Proxy Materials	1
QUESTIONS AND ANSWERS REGARDING OUR ANNUAL MEETING	2
What proposals will be voted on at the Annual Meeting?	2
What is Capnia’s voting recommendation?	2
What happens if additional proposals are presented at the Annual Meeting?	2
Who can vote at the Annual Meeting?	2
What is the difference between holding shares as a stockholder of record and as a beneficial owner?	2
How many votes does Capnia need to hold the Annual Meeting?	3
What is the voting requirement to approve each of the proposals?	3
Who counts the votes?	4
What happens if I do not cast a vote?	4
How can I vote my shares in person at the Annual Meeting?	4
How can I vote my shares without attending the Annual Meeting?	4
How may my brokerage firm or other intermediary vote my shares if I fail to provide timely directions?	5
How can I change or revoke my vote?	5
Where can I find the voting results of the Annual Meeting?	5
Who are the proxies and what do they do?	6
How are proxies solicited for the Annual Meeting?	6
Why did I receive a Notice of Internet Availability of Proxy Materials instead of a full set of proxy materials?	6
I share an address with another stockholder, and we received only one paper copy of the Notice and proxy materials. How may I obtain an additional Notice and set of proxy materials?	6
What should I do if I receive more than one Notice or set of proxy materials?	7
Is my vote confidential?	7
What is the deadline to propose actions for consideration at the 2016 Annual Meeting of stockholders or to nominate individuals to serve as directors at that Annual Meeting?	7
BOARD OF DIRECTORS AND CORPORATE GOVERNANCE	9
Nominee Directors	9
Continuing Directors	10
Director Independence	12
Board of Directors	12
Board Leadership Structure	12
Board Committees	12
Audit Committee	13
Compensation Committee	13
Nominating and Corporate Governance Committee	13
Stockholder Recommendations for Nominations to the Board of Directors	14
Communications with the Board of Directors	14
Role in Risk Oversight	14
Code of Business Conduct and Ethics	15
Compensation Committee Interlocks and Insider Participation	15
Non-Employee Director Compensation	16

PROPOSAL NO. 1 ELECTION OF DIRECTORS	19
Nominees	19
Vote Required	19
PROPOSAL NO. 2 RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM	20

-i-

Fees Paid to the Independent Registered Public Accounting Firm	20
Auditor Independence	21
Audit Committee Policy on Pre-Approval of Audit and Permissible Non-Audit Services of Independent Registered Public Accounting Firm	21
Vote Required	21
PROPOSAL NO. 3 APPROVAL OF AMENDMENT TO CAPNIA’S 2014 EQUITY INCENTIVE PLAN TO ADD 1,500,000 SHARES TO THE TOTAL NUMBER OF SHARES RESERVED FOR ISSUANCE UNDER THE PLAN	22
Reasons for the Share Reserve Increase	21
Awards Outstanding Under Existing Grants	23
Required Vote	23
Description of the Amended 2014 Equity Incentive Plan	23
Background and Purpose of the 2014 Plan	23
Number of Shares of Common Stock Available Under the 2014 Plan	24
Summary	24

AUDIT COMMITTEE REPORT	25
EXECUTIVE OFFICERS	26
EXECUTIVE COMPENSATION	27
2015 Summary Compensation Table	27
Employment offer letters and Employment Agreements	27
Potential payments and benefits upon termination or change of control	28
Outstanding equity awards at December 31, 2015	30
Compensation Committee Report	30
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT	31

RELATED PERSON TRANSACTIONS	34
2014 Pre-IPO Convertible Promissory Notes and Preferred Stock Warrants	34
Indemnification Agreements	34
Employment Agreements	34
Equity Issuances and Grants	34
Policies and Procedures for Related Party Transactions	34
OTHER MATTERS	35
Section 16(a) Beneficial Ownership Reporting Compliance	35
Available Information	35
Company Website	35

-ii-

CAPNIA, INC.

PROXY STATEMENT

FOR 2016 ANNUAL MEETING OF STOCKHOLDERS

To Be Held at 8:00 a.m. Pacific Time on Wednesday, June 8, 2016

INFORMATION CONCERNING SOLICITATION AND VOTING

General

Our Board of Directors is soliciting Proxies for the 2016 Annual Meeting of Stockholders of Capnia, Inc. (“Capnia” or the “Company”), and any postponements, adjournments or continuations thereof (the “Annual Meeting”). The Annual Meeting will be held at our principal executive office located at 1235 Radio Road, Suite 110, Redwood City, CA 94065 on Wednesday June 8, 2016, at 8:00 a.m., Pacific Time, and our telephone number at this address is (650) 213-8444. The Notice of Internet Availability of Proxy Materials (the “Notice”) containing instructions on how to access this proxy statement and our annual report is first being mailed on or about April 28, 2016 to all stockholders entitled to vote at the Annual Meeting.

The information provided in the “question and answer” format below is for your convenience only and is merely a summary of the information contained in this proxy statement. You should read this entire proxy statement carefully. Information contained on, or that can be accessed through, our website is not intended to be incorporated by reference into this proxy statement and references to our website address in this proxy statement are inactive textual references only.

Proxy Materials

In accordance with the rules of the Securities and Exchange Commission (“SEC”), we have elected to furnish our proxy materials, including this proxy statement and our annual report, primarily via the Internet. The Notice containing instructions on how to access our proxy materials is first being mailed on or about April 28, 2016 to all stockholders entitled to vote at the Annual Meeting. Stockholders may request to receive all future proxy materials in printed form by mail or electronically by e-mail by following the instructions contained in the Notice. We encourage stockholders to take advantage of the availability of our proxy materials on the Internet to help reduce the environmental impact of our annual meetings of stockholders.

QUESTIONS AND ANSWERS REGARDING OUR ANNUAL MEETING

Although we encourage you to read this proxy statement in its entirety, we include this question and answer section to provide some background information and brief answers to several questions you may have about the Annual Meeting or this proxy statement.

Q: What proposals will be voted on at the Annual Meeting?

A: There are three proposals scheduled to be voted on at the Annual Meeting:

•	To elect the Class II nominees for directors as set forth in this proxy statement;

•	To ratify the appointment of Marcum LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2016; and

•	To approve an amendment Capnia’s 2014 Equity Incentive Plan to add 1,500,000 shares to the total number of shares of common stock reserved for issuance under the plan.

Q: What is Capnia’s voting recommendation?

A: Our Board of Directors unanimously recommends that you vote your shares “FOR” the Class II nominees to our Board of Directors, “FOR” ratification of the appointment of Marcum LLP as our independent registered public accounting firm, and “FOR” the approval of the amendment to Capnia’s 2014 Equity Incentive Plan.

Q: What happens if additional proposals are presented at the Annual Meeting?

A: Other than the three proposals described in this proxy statement, Capnia does not expect any additional matters to be presented for a vote at the Annual Meeting. If you are a stockholder of record and grant a proxy, the persons named as proxy holders, Anish Bhatnagar and David O’Toole, will have the discretion to vote your shares on any additional matters properly presented for a vote at the Annual Meeting. If for any unforeseen reason any of Capnia’s Class II nominees are not available as a candidate for director, the persons named as proxy holders will vote your proxy for such other candidate or candidates as may be nominated by our Board of Directors.

Q: Who can vote at the Annual Meeting?

A: Our Board of Directors has set April 21, 2016 as the record date for the Annual Meeting. All stockholders who own Capnia common stock at the close of business on April 21, 2016 may attend and vote at the Annual Meeting. For each share of common stock held as of the record date, the stockholder is entitled to one vote on each proposal to be voted on. Stockholders do not have the right to cumulate votes. As of April 21, 2016, 15,463,110 shares of our common stock were outstanding. Shares held as of the record date include shares that you hold directly in your name as the stockholder of record and those shares held by a beneficial owner through a broker, bank or other nominee for you as a beneficial owner.

Q: What is the difference between holding shares as a stockholder of record and as a beneficial owner?

A: Most stockholders of Capnia hold their shares through a broker, bank or other nominee rather than directly in their own name. As summarized below, there are some distinctions between shares held of record and those owned beneficially.

Stockholders of Record

If your shares are registered directly in your name with Capnia’s transfer agent, American Stock Transfer & Trust Company, LLC, you are considered the stockholder of record with respect to those shares and the Notice has been sent directly to you. As the stockholder of record, you have the right to grant your voting proxy directly to Capnia or to vote in person at the Annual Meeting.

Beneficial Owners / Street Name Stockholders

If your shares are held in a stock brokerage account or by a bank or other nominee, you are considered the beneficial owner of shares held in “street name.” In such instances, your broker, bank or other nominee is considered, with respect to those shares, the stockholder of record and they will have forwarded the Notice to you. If you request a printed copy of our proxy materials by mail, your broker, bank or other nominee will provide a voting instruction form for you to use. As the beneficial owner, you have the right to direct your broker, bank or other nominee on how to vote and are also invited to attend the Annual Meeting. However, since you are not the stockholder of record, you may not vote these shares in person at the Annual Meeting unless you request a “legal proxy” from the broker, bank or other nominee who holds your shares, giving you the right to vote the shares at the Annual Meeting. Throughout this proxy statement, we refer to stockholders who hold their shares through a broker, bank or other nominee as “street name stockholders” or “beneficial owners”.

Q: How many votes does Capnia need to hold the Annual Meeting?

A: The holders of a majority of Capnia’s issued and outstanding shares, and entitled to vote, as of the record date must be present in person or represented at the Annual Meeting by proxy in order for Capnia to hold the meeting and conduct business. This is called a quorum. Both abstentions and broker “non-votes” are counted as present for the purpose of determining the presence of a quorum. A broker “non-vote” occurs when a nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power with respect to that item and has not received instructions from the beneficial owner.

Shares are counted also as present at the meeting if you:

•	are present and vote in person at the meeting; or

•	have properly submitted a proxy card or voting instruction form or voted via the Internet or by telephone.

Q: What is the voting requirement to approve each of the proposals?

A: Proposal One — Directors are elected by a plurality of the voting power of the shares present in person or represented by proxy at the meeting and entitled to vote on the election of directors. “Plurality” means that the nominees who receive the largest number of votes cast “For” are elected as directors. As a result, any shares not voted “For” a particular nominee (whether as a result of stockholder abstention or a broker non-vote) will not be counted in such nominee’s favor and will have no effect on the outcome of the election. Votes of “WITHHOLD” and broker non-votes have no legal effect on the election of directors due to the fact that such elections are by a plurality. Abstentions will have no effect on the outcome of this proposal. Broker non-votes will have no effect on the outcome of this proposal.

You may vote either “FOR” or “WITHHOLD” on each of the Class II nominees for election as director. The two individuals receiving the highest number of “FOR” votes at the Annual Meeting for the Class II nominees will, therefore, be elected.

Proposal Two — The affirmative vote of a majority of the shares present in person or represented by proxy and entitled to vote is required to ratify the appointment of Marcum LLP as our company’s independent registered public accounting firm. You may vote “FOR,” “AGAINST” or “ABSTAIN” on Proposal Two. Abstentions are deemed to be votes cast and have the same effect as a vote against the proposal. However, broker non-votes are not deemed to be votes cast and, therefore, are not included in the tabulation of the voting results on the proposal.

Proposal Two — The affirmative vote of a majority of the shares present in person or represented by proxy and entitled to vote is required to approve the amendment of Capnia’s 2014 Equity Incentive Plan to add 1,500,000 shares to the total number of shares of common stock reserved for issuance under the plan. You may vote “FOR,” “AGAINST” or “ABSTAIN” on Proposal Three. Abstentions are deemed to be votes cast and have the same effect as a vote against the proposal. However, broker non-votes are not deemed to be votes cast and, therefore, are not included in the tabulation of the voting results on the proposal.

Q: Who counts the votes?

A: Votes cast by proxy or in person at the Annual Meeting will be tabulated and certificated by the inspector of elections who will also determine whether or not a quorum is present. A representative of American Stock Transfer & Trust Company, LLC will serve as the inspector of elections.

Q: What happens if I do not cast a vote?

A: Stockholders of record — If you are a stockholder of record and you do not cast your vote, no votes will be cast on your behalf on any of the proposals at the Annual Meeting. However, if you submit a signed proxy card with no further instructions, the shares represented by that proxy card will be voted as recommended by our Board of Directors.

Beneficial owners — If you hold your shares in street name it is critical that you cast your vote if you want it to count in the election of directors (Proposal One) because if you do not indicate how you want to vote your shares voted on such proposal, your bank, broker or other nominee is not allowed to vote those shares on your behalf on a discretionary basis. Thus, if you hold your shares in street name and you do not instruct your bank, broker or other nominee how to vote in the election of directors, no votes will be cast on your behalf. Your bank, broker or other nominee will continue to have discretion to vote any uninstructed shares on the ratification of the appointment of Marcum as our independent registered public accounting firm (Proposal Two) and for approval of the amendment of Capnia’s 2014 Equity Incentive Plan to add 1,500,000 shares to the total number of shares of common stock reserved for issuance under the plan (Proposal Three).

Q: How can I vote my shares in person at the Annual Meeting?

A: Shares held directly in your name as the stockholder of record may be voted in person at the Annual Meeting. If you choose to vote in person, please bring your proxy card or proof of identification to the Annual Meeting. Even if you plan to attend the Annual Meeting, Capnia recommends that you vote your shares in advance as described below so that your vote will be counted if you later decide not to attend the Annual Meeting. If you hold your shares in street name, you must request and receive in advance of the Annual Meeting a legal proxy from your broker, bank or other nominee in order to vote in person at the Annual Meeting.

Please note that seating is limited and we ask that you please allow ample time for check-in. Seating will begin at 7:00 a.m. and the Annual Meeting will begin at 8:00 a.m. Parking in the area is limited. Please consider using public transportation. Please note that large bags and packages will not be allowed at the Annual Meeting. Persons will be subject to search.

Q: How can I vote my shares in advance, without attending the Annual Meeting?

A: Whether you hold shares directly as the stockholder of record or beneficially in street name, you may direct how your shares are voted without attending the Annual Meeting. If you are a stockholder of record, you may vote by submitting a proxy; please refer to the voting instructions in the Proxy Materials or below. If you hold shares beneficially in street name, you may vote by submitting voting instructions to your broker, bank or other nominee; please refer to the voting instructions provided to you by your broker, bank or other nominee.

Internet — Stockholders of record with Internet access may submit proxies until 11:59 p.m., Eastern Time, on June 7, 2016, by following the instructions on your proxy cards or at www.voteproxy.com. Most of our stockholders who hold shares beneficially in street name may vote by accessing the website specified in the voting instructions provided by their brokers, banks or other nominees (have your Notice or proxy card in hand when you visit the website). Your proxy card or voting instructions form you complete and return will provide instructions for stockholders whose bank or brokerage firm is participating in electronic voting.

Telephone — You will be eligible to submit your vote by telephone until 11:59 p.m., Eastern Time, on June 7, 2016, at 888-776-9962 or 718-921-8562 (have your Notice or proxy card in hand when you call).

Mail — You may indicate your vote by completing, signing and dating the proxy card or voting instruction form where indicated and by returning it in the prepaid envelope that will be provided (if you received printed proxy materials). Your vote must be received by 11:59 p.m., Eastern Time, on June 7, 2016.

If you are a street name stockholder, you will receive voting instructions from your broker, bank or other nominee. You must follow the voting instructions provided by your broker, bank or other nominee in order to direct your broker, bank or other nominee on how to vote your shares. Street name stockholders should generally be able to vote by returning a voting instruction form, or by telephone or on the Internet. However, the availability of telephone and Internet voting will depend on the voting process of your broker, bank or other nominee. As discussed above, if you are a street name stockholder, you may not vote your shares in person at the Annual Meeting unless you obtain a legal proxy from your broker, bank or other nominee.

Q: How may my brokerage firm or other intermediary vote my shares if I fail to provide timely directions?

Brokerage firms and other intermediaries holding shares of our common stock in street name for their customers are generally required to vote such shares in the manner directed by their customers. In the absence of timely directions, your broker will have discretion to vote your shares on our two “routine” matters: the proposal to ratify the appointment of Marcum LLP as our independent registered public accounting firm and the proposal to amend Capnia’s 2014 Equity Incentive Plan to add 1,500,000 shares to the total number of shares of common stock reserved for issuance under the plan. Your broker will not have discretion to vote on the election of directors, which is a “non-routine” matter, absent direction from you.

Q: How can I change or revoke my vote?

A: Subject to any rules your broker, bank or other nominee may have, you may change your proxy instructions at any time before your proxy is voted at the Annual Meeting.

Stockholders of record — If you are a stockholder of record, you may change your vote by (1) filing with our Corporate Secretary, prior to your shares being voted at the Annual Meeting, a written notice of revocation or a duly executed proxy card, in either case dated later than the prior proxy relating to the same shares, or (2) attending the Annual Meeting and voting in person (although attendance at the Annual Meeting will not, by itself, revoke a proxy). Any written notice of revocation or subsequent proxy card must be received by our Corporate Secretary prior to the taking of the vote at the Annual Meeting. Such written notice of revocation or subsequent proxy card should be hand delivered to our Corporate Secretary or should be sent so as to be delivered to our principal executive office, 1235 Radio Road, Suite 110, Redwood City, CA 94065, Attention: Corporate Secretary.

Beneficial owners — If you are a beneficial owner of shares held in street name, you may change your vote (1) by submitting new voting instructions to your broker, bank or other nominee, or (2) if you have obtained, from the broker, bank or other nominee who holds your shares, a legal proxy giving you the right to vote the shares, by attending the Annual Meeting and voting in person. Your broker, bank or other nominee can provide you with instructions on how to change your vote.

In addition, a stockholder of record or a beneficial owner who has voted via the Internet or by telephone may also change his, her or its vote by making a timely and valid Internet or telephone vote no later than 11:59 p.m., Eastern Time, on June 7, 2016.

Q: Where can I find the voting results of the Annual Meeting?

A: We will announce the preliminary voting results at the Annual Meeting. We will report the final results in a current report on Form 8-K filed with the SEC within four business days after the date of the Annual Meeting. If final voting results are not available to us in time to file a Current Report on Form 8-K within four business days after the Annual Meeting, we will file a Current Report on Form 8-K to publish preliminary results and will provide the final results in an amendment to the Current Report on Form 8-K as soon as they become available.

Q: Who are the proxies and what do they do?

A: Our Board of Directors designated the two persons named as proxies on the proxy card, Anish Bhatnagar and David O’Toole. When you, as stockholder of record, provide voting instructions in the proxy card, the named proxies will cause their votes in accordance with the instructions as indicated on the proxy card. If you are a stockholder of record and submit a signed proxy card, but do not indicate your voting instructions, the named proxies will vote as recommended by our Board of Directors in favor of the nominated directors’ for ratification of the appointment of Marcum as our independent registered public accounting firm for the fiscal year ending December 31, 2015, and for amending Capnia’s 2014 Equity Incentive Plan to add 1,500,000 shares to the total number of shares of common stock reserved for issuance under the plan. If a matter not described in this proxy statement is properly presented at the Annual Meeting, the named proxy holders will use their own judgment to determine how to vote the shares. If the Annual Meeting is adjourned, the named proxy holders can vote the shares on the new Annual Meeting date as well, unless you have properly revoked your proxy instructions, as described above.

Q: How are proxies solicited for the Annual Meeting?

Our Board of Directors is soliciting proxies for use at the Annual Meeting. All expenses associated with this solicitation will be borne by us. We will reimburse brokers or other nominees for reasonable expenses that they incur in sending our proxy materials to you if a broker, bank or other nominee holds shares of our common stock on your behalf. In addition, our directors and employees may also solicit proxies in person, by telephone, or by other means of communication. Our directors and employees will not be paid any additional compensation for soliciting proxies.

Q: Why did I receive a Notice of Internet Availability of Proxy Materials instead of a full set of proxy materials?

A. In accordance with the rules of the SEC, we have elected to furnish our proxy materials, including this proxy statement and our annual report, primarily via the Internet. The Notice containing instructions on how to access our proxy materials is first being mailed on or about April 28, 2016 to all stockholders entitled to vote at the Annual Meeting. Stockholders may request to receive all future proxy materials in printed form by mail or electronically by e-mail by following the instructions contained in the Notice. We encourage stockholders to take advantage of the availability of our proxy materials on the Internet to help reduce the environmental impact of our annual meetings of stockholders.

Q: I share an address with another stockholder, and we received only one paper copy of the Notice and proxy materials. How may I obtain an additional set of the Notice and proxy materials?

A: We have adopted a procedure called “householding,” which the SEC has approved. Under this procedure, we deliver a single copy of the Notice and, if applicable, our proxy materials to multiple stockholders who share the same address unless we have received contrary instructions from one or more of such stockholders. This procedure reduces our printing costs, mailing costs, and fees. Stockholders who participate in householding will continue to be able to access and receive separate proxy cards. Upon written or oral request, we will deliver promptly a separate copy of the Notice and, if applicable, our proxy materials to any stockholder at a shared address to which we delivered a single copy of any of these materials. To receive a separate copy, or, if a stockholder is receiving multiple copies, to request that we only send a single copy of the Notice and, if applicable, our proxy materials, such stockholder may our Investor Relations department (i) by mail at 1235 Radio Road, Suite 110, Redwood City, CA 94065, (ii) by calling us at (650) 213-8444, or (iii) by sending an email to IR@capnia.com, attn.: David O’Toole.

Street name stockholders may contact their broker, bank or other nominee to request information about householding.

Q: What should I do if I receive more than one set of Notice or proxy materials?

A: If you receive more than one set of Notice or proxy materials, it is because your shares are registered in more than one name or brokerage account. Please follow the voting instructions on each proxy card or voting instruction form you receive to ensure that all of your shares are voted.

Q: Is my vote confidential?

A: Proxy instructions, ballots and voting tabulations that identify individual stockholders are handled in a manner that protects your voting privacy. Your vote will not be disclosed either within Capnia or to third parties except (1) as necessary to meet applicable legal requirements, (2) to allow for the tabulation of votes and certification of the vote, or (3) to facilitate a successful proxy solicitation by our Board of Directors. Occasionally, stockholders provide written comments on their proxy cards, which are then forwarded to Capnia’s management.

Q: What is the deadline to propose actions for consideration at the 2016 Annual Meeting of stockholders or to nominate individuals to serve as directors at that Annual Meeting?

A: Our stockholders may submit proposals that they believe should be voted upon at our next year’s Annual Meeting in 2017 or nominate persons for election to our Board of Directors at that meeting (see “Stockholder Proposals”). Stockholders may also recommend candidates to our Board of Directors for election at that meeting (See “Recommendations and Nominations of Director Candidates”).

Stockholder Proposals:

Stockholders may present proper proposals for inclusion in our proxy statement and for consideration at next year’s annual meeting of stockholders by submitting their proposals in writing to our Secretary in a timely manner. For a stockholder proposal to be considered for inclusion in Capnia’s proxy statement for the 2017 Annual Meeting, the written proposal must be received by Capnia’s Corporate Secretary at our principal executive offices no later than December 29, 2016. Such proposals also will need to comply with SEC regulations under Rule 14a-8 regarding the inclusion of stockholder proposals in company-sponsored proxy materials.

When a stockholder does not seek to include a proposal in our 2017 proxy statement pursuant to Rule 14a-8, the stockholder may submit the proposal to Capnia for the 2017 Annual Meeting of Stockholders consistent with the requirements of our amended and restated bylaws. To be timely under our amended and restated bylaws, such stockholder’s notice must be received by the Corporate Secretary at our principal executive office not later than 45 days after nor earlier than 75 days before the one-year anniversary of the date on which we first mailed our 2016 proxy materials or delivered a notice of availability of proxy materials (whichever is earlier) for the 2016 Annual Meeting. For the 2017 Annual Meeting, assuming a mailing date of April 28, 2016 for this proxy statement, the notice must be received no earlier than February 12, 2017 and no later than March 14, 2017. However, if the date of the 2017 Annual Meeting is advanced by more than 30 days prior to or delayed by more than 30 days after the one-year anniversary of the date of the 2016 Annual Meeting, then, for notice by the stockholder to be timely, it must be so received by the Corporate Secretary not earlier than the close of business on the 120th day prior to the 2017 Annual Meeting and not later than the close of business on the later of (i) the 90th day prior to the 2017 Annual Meeting, or (ii) the tenth day following the day on which a public announcement of the date of the 2017 Annual Meeting is first made. To be in proper form, a stockholder’s notice to our company must set forth the information required by our amended and restated bylaws.

In no event shall any adjournment or postponement of an Annual Meeting or the announcement thereof commence a new time period for the giving of a stockholder’s notice, as described in Section 2.4(i)(a) of our amended and restated bylaws.

As described in our amended and restated bylaws, the stockholder submission must include certain specified information concerning the proposal or nominee, as the case may be, and information as to the stockholder’s ownership of our common stock. If a stockholder gives notice of such a proposal after the deadline computed in accordance with our amended and restated bylaws, the stockholder will not be permitted to present the proposal to our stockholders for a vote at the 2017 Annual Meeting.

Recommendations and Nominations of Director Candidates:

The Nominating and Corporate Governance Committee will consider stockholder recommendations and nominations for candidates to the Board of Directors from stockholders. A stockholder that desires to recommend a candidate for election to the Board of Directors must direct the recommendation in writing to Capnia, and must include the candidate’s name, home and business contact information, detailed biographical data and qualifications, details regarding any shares of our stock which the nominee holds as of the time of the submission, evidence of the nominating person’s ownership of our common stock, a description of any arrangement between the stockholder and the nominee, and a written statement from the nominee acknowledging that if elected, the nominee will serve his or her term as director and will owe a fiduciary duty to our company and our stockholders.

A stockholder that instead desires to nominate a person directly for election to the Board of Directors must meet the deadlines and other requirements set forth in Section 2.4(ii) of our amended and restated bylaws and the rules and regulations of the SEC, consistent with the time requirements provided above, and in form and setting forth the information required by our amended and restated bylaws.

Delivery of Nominations, Recommendations and Proposals:

Nominations, recommendations and/or proposals should be addressed and timely delivered to: Capnia, Inc., Attention: Corporate Secretary, at 1235 Radio Road, Suite 110, Redwood City, CA 94065. Stockholders interested in submitting such a proposal are advised to contact knowledgeable legal counsel with regard to the detailed requirements of applicable securities laws. The submission of a stockholder proposal does not guarantee that it will be included in our 2017 proxy statement.

Copy of Bylaws:

You may contact us at our principal executive offices for a copy of the relevant amended and restated bylaw provisions regarding the requirements for making stockholder proposals and nominating director candidates. Alternatively, a copy of our amended and restated bylaws is available on our corporate website at www.capnia.com in the Corporate Governance section of the Investor Relations page.

BOARD OF DIRECTORS AND CORPORATE GOVERNANCE

Our business affairs are managed under the direction of our Board of Directors, which is currently composed of six members, with one vacancy. Three of our directors are independent within the meaning of the independent director requirements of The NASDAQ Capital Market, or NASDAQ. Our Board of Directors is divided into three classes with staggered three-year terms. At each Annual Meeting of stockholders, a class of directors will be elected for a three-year term to succeed the same class whose term is then expiring.

The following table sets forth the names and ages as of December 31, 2015, and certain other information for each of the directors:

Name	Class	Age	Position	Director Since	Current Term Expires	Expiration of Term for Which Nominated
1. Directors with Terms Expiring at the Annual Meeting/Nominees
Steinar J. Englesen, M.D., M.Sc(1)(2)(3)	II	65	Director	04/20/2004	2016	2019
Stephen Kirnon, Ed.D.(1)(2)(3)	II	53	Director	07/22/2002	2016	2019

2. Continuing Directors(4)
Ernest Mario	III	77	Chairman	08/03/2007	2017	—
Anish Bhatnagar	III	48	President, Chief Executive Officer and Director	02/06/2014	2017	—
William G. Harris(1) (3)	III	57	Director	06/02/2014	2017	—
Edgar G. Engleman, M.D.	I	70	Director	06/07/2001	2018
Rajen Dalal (2)(5)	I	62	Director	04/14/2016	2016	2018

(1)	Member of our audit committee. Stephen Kirnon was appointed to the audit committee on April 9, 2016.
(2)	Member of our nominating and corporate governance committee. Rajen Dalal was appointed to the nominating and corporate governance committee on April 15, 2016.
(3)	Member of our compensation committee.
(4)	William James Alexander resigned from our Board of Directors on March 28, 2016.
(5)	Rajen Dalal was appointed to the Board of Directors on April 15, 2016

Nominee Directors

Steinar J. Engelsen, M.D., M.Sc., CEFA. Dr. Engelsen has been a member of our Board of Directors since April 2004. Since November 1996, Dr. Engelsen has been a partner of Teknoinvest AS, a venture capital firm based in Norway. From June 1989 until October 1996, Dr. Engelsen held various management positions within Hafslund Nycomed AS, a pharmaceutical company based in Europe, and affiliated companies. He was responsible for therapeutic research and development, most recently serving as Senior Vice President, Research and Development of Nycomed Pharma AS from January 1994 until October 1996. He currently serves on the board of directors of Insmed, Inc. In addition, from January to November 2000, Dr. Engelsen was acting Chief Executive Officer of Centaur Pharmaceuticals, Inc., a biopharmaceutical company. Dr. Engelsen also served as Chairman of the board of directors of Centaur. Dr. Engelsen received his M.Sc. in Nuclear Chemistry and his M.D. from the University of Oslo, and is a Certified European Financial Analyst from The Norwegian School of Economics.

We believe Dr. Engelsen is able to make valuable contributions to our Board of Directors due to his extensive healthcare management experience, his financial and business leadership and expertise resulting from serving as a director or executive officer of multiple companies, and his understanding of our company.

Stephen Kirnon, Ed.D. Dr. Kirnon has been a member of our Board of Directors since July 2002. He has over 20 years of operational experience in biomedical organizations. Since January 2009, he has served as the Co-founder and CEO of PharmaPlan LLC. From January 2012 until July 2013 he served as Vice President, Co-Lead Life Science Practice at Witt/Kieffer, Ford, Hadelman, Lloyd Corp. Prior to that, Dr Kirnon was the President and Chief Executive Officer of Pepgen Corporation, a biopharmaceutical company based in Alameda, California, specializing in autoimmune diseases. He was formerly the President and CEO of Target Protein Technologies, Inc., a pharmaceutical company based in San Diego and specializing in the development of pharmaceutical compounds targeted to specific tissues and organs of the human body. Prior to TPT, he was the President and COO and a member of the board of Yamanouchi Pharma Technologies, Inc., which is responsible for developing and commercializing Yamanouchi’s proprietary drug delivery technologies as well as the U.S. development and manufacture of Yamanouchi’s pharmaceuticals. Previously, Dr. Kirnon was the President of the Drug Delivery Division of Cygnus, Inc., successfully leading that Division into profitability and subsequently through sale of its business. Dr. Kirnon has also held various business development, sales, and marketing positions at Cygnus, Biogenex Laboratories, Inc., and GlaxoSmithKline plc. Dr. Kirnon received his doctorate in organization change and transformational leadership from as well as his M.B.A. from Pepperdine University, where he is an Adjunct Professor. He received a B.A. degree in Biochemistry from Harvard University. He is also a trustee of the New England College of Optometry.

We believe Dr. Kirnon is able to make valuable contributions to our Board of Directors due to his extensive operational experience in the biomedical and pharmaceutical industries, and his knowledge of our company.

Continuing Directors

Anish Bhatnagar, M.D. Dr. Bhatnagar was appointed as our Chief Executive Officer in February 2014. Prior to that, he served as our President and Chief Operating Officer. Dr. Bhatnagar joined us in 2006, and has held positions of increasing responsibility since then. Dr. Bhatnagar is a physician with over 15 years of experience in the medical device and biopharmaceutical industries. His experience spans development of biologics, drugs, drug-device combinations and diagnostic as well as therapeutic medical devices. His prior experience includes working at Coulter Pharmaceuticals, Inc. from 1998 to 2000 and Titan Pharmaceuticals, Inc. from 2000 to 2006. He is the author of several peer-reviewed publications, abstracts and book chapters. He obtained his medical degree at SMS Medical College in Jaipur, India and completed his Residency and Fellowship training in the U.S. at various institutions, including Georgetown University Hospital and the University of Pennsylvania.

We believe Dr. Bhatnagar is able to make valuable contributions to our Board of Directors due to his service as an executive officer of our company, including as Chief Executive Officer, extensive knowledge of medical device and pharmaceutical company operations, and extensive experience working with companies, regulators and other stakeholders in the medical device and pharmaceutical industries.

Edgar G. Engleman, M.D. Dr. Engleman has been a member of our Board of Directors since June 2001. He is a founding member of Vivo Ventures, LLC (formerly BioAsia Investments) and since 1990 has served as professor of Pathology and Medicine at Stanford University School of Medicine, where he oversees the Stanford Blood Center as well as his own immunology research group. An editor of numerous scientific journals and the inventor of multiple patented technologies, Dr. Engleman has authored more than 250 publications in medical and scientific journals and has trained more than 200 graduate students and postdoctoral fellows. Dr. Engleman has co-founded a number of biopharmaceutical companies including Cetus Immune Corporation (acquired by Chiron Corporation), Genelabs Technologies, Inc., (acquired by GlaxoSmithKline plc), National Medical Audit, and Dendreon Corporation. He is the lead inventor of the technology underlying Provenge, Dendreon’s cancer vaccine, which was approved in 2010 to treat asymptomatic or minimally symptomatic metastatic hormone refractory prostate cancer. Dr. Engleman currently serves on the boards of several private biotechnology companies, including Gryphon Therapeutics, Inc., Naryx Pharma, Inc., Eiger BioPharma, Inc., Nuveta, Inc. and Semnur Pharmaceuticals, Inc. He received his M.D. from Columbia University School of Medicine and his B.A. from Harvard University.

We believe Dr. Engleman is able to make valuable contributions to our Board of Directors due to his extensive knowledge of the healthcare industry, his medical expertise, his service on other company boards of directors, and his understanding of our company.

William G. Harris. Mr. Harris has been a member of our Board of Directors since June 2014. Since 2001, he has been the Senior Vice President of Finance and Chief Financial Officer of Xenoport, Inc. From 1996 to 2001, he held several positions with Coulter Pharmaceutical, Inc., a biotechnology company engaged in the development of novel therapies for the treatment of cancer and autoimmune diseases, the most recent of which was Senior Vice President and Chief Financial Officer. Corixa Corp., a developer of immunotherapeutic products, acquired Coulter Pharmaceutical in 2000. Prior to Coulter Pharmaceutical, from 1990 to 1996, Mr. Harris held several positions at Gilead Sciences, Inc., the most recent of which was director of finance. Mr. Harris received a B.A. from the University of California, San Diego and an M.B.A. from Santa Clara University, Leavey School of Business and Administration.

We believe Mr. Harris is able to make valuable contributions to our Board of Directors due to his vast experience as a finance professional in the biomedical and pharmaceutical industries

Ernest Mario, Ph.D. Dr. Mario joined our Board of Directors in August 2007 and served as Chairman and Chief Executive Officer until February 2014 when he was named Chairman. From April 2003 to August 2007, Dr. Mario served as Chief Executive Officer and Chairman of Reliant Pharmaceuticals, Inc., a privately held pharmaceutical company that was acquired by GSK for approximately $1.6 billion in 2007. Dr. Mario served as Chief Executive Officer and Chairman of ALZA Corporation, a research-based pharmaceutical company, from November 1997 to December 2001, when ALZA was acquired by Johnson & Johnson for approximately $12 billion. Previously he served as Chief Executive Officer and Co-Chairman of ALZA from August 1993 to November 1997. From January 1992 until March 1993, Dr. Mario served as Deputy Chairman of Glaxo Holdings plc., a pharmaceutical company, and as Chief Executive from May 1989 to March 1993. Dr. Mario has current and past service on a number of corporate boards including Boston Scientific Corporation, Celgene Inc., Chimerix, Inc., Kindred Biosciences Inc., Tonix Pharmaceuticals Holding Corp. and XenoPort Inc. Dr. Mario is active in numerous educational and healthcare organizations. He is Chairman of the American Foundation for Pharmaceutical Education, a Director of the Gladstone Foundation, and past Chairman of the Duke University Health System. Dr. Mario earned his M.S. and Ph.D. in physical sciences at the University of Rhode Island and a B.S. in pharmacy at Rutgers. He holds honorary doctorates from the University of Rhode Island and Rutgers University. In 2007 he was awarded the Remington Medal by the American Pharmacists’ Association, pharmacy’s highest honor.

We believe Dr. Mario is able to make valuable contributions to our Board of Directors due to his extensive knowledge of our company, the industry, and our competitors, his extensive experience in risk oversight, quality and business strategy as a result of serving in leadership roles at multiple companies, his status as a significant stockholder and his prior service as our Chief Executive Officer.

Rajen Dalal. Mr. Dalal joined our Board of Directors in April 2016. Since 2011, Mr. Dalal has served as the CEO of ReLIA Diagnostic Systems, Inc., a point-of-care diagnostics company selling blood tests used in emergency medicine. Mr. Dalal also served on ReLIA’s board from 2006 to 2015.  Since 2011, Mr. Dalal has been a managing director of Synergenics LLC, a management company that operates a consortium of commonly-owned but independent biotech companies. Mr. Dalal also served from 2008 to 2010 on the board of Singapore based A-Bio Pharma and Dx Assays, from 2006 to 2008 as CEO and director of Aviir, a medical device company which commercialized multi-protein biomarker test for detecting risk of acute myocardial infarction, from 2003 to 2008 on the board of directors for Vermillion, a public ovarian cancer diagnostics company, from 2002 to 2005 as CEO and a director of Guava Technologies, which commercialized a low cost bench top flow cytometer for HIV/AIDS testing, and from 2000 to 2002 on the HHS Committee for Blood Safety and Availability.  Mr. Dalal was previously with Chiron as President of its Blood Testing division as well as its Vice President, Corporate Development.   Prior to working in biotech, Mr. Dalal was at McKinsey & Co in New York and Cleveland. He is a graduate of the University of Chicago, MIT and St. Xavier’s College, Bombay with degrees in business, biochemical engineering and chemistry respectively.

We believe Mr. Dalal is able to make a valuable contribution to our Board of Directors due to his extensive operational experience and board oversight in a diverse range of healthcare companies.

Director Independence

Under the listing requirements and rules of The NASDAQ Capital Market, or NASDAQ, independent directors must comprise a majority of a listed company’s board of directors within a specified period of time after the Exchange Offer.

Since our initial public offering (the “IPO”), our Board of Directors has continually performed a review of its composition, the composition of its committees, and the independence of each director. Based upon information requested from and provided by each director concerning his or her background, employment and affiliations, including family relationships, our Board of Directors determined that Mr. Harris and Drs. Engelsen and Kirnon have no relationships that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director and that each of these directors is “independent,” as that term is defined under the applicable rules and regulations of the Securities and Exchange Commission, and the listing requirements and rules of NASDAQ. In making this determination, our Board of Directors considered the current and prior relationships that each non-employee director has with our company, any other transactional relationships a nonemployee director may have with our company, and all other facts and circumstances our Board of Directors deemed relevant in determining their independence, including the beneficial ownership of our capital stock held by each non-employee director and any of his and our respective affiliates.

Board of Directors

Our Board of Directors may establish the authorized number of directors from time to time by resolution. The current authorized number of directors is seven. Our current directors, if elected, will continue to serve as directors until the next annual meeting of stockholders and until his or her successor has been elected and qualified, or until his or her earlier death, resignation, or removal.

Our Board of Directors held nine meetings during 2015. The Board of Directors also acted once by unanimous written consent. No member of our Board of Directors attended fewer than 75% of the aggregate of the total number of meetings of the Board of Directors (held during the period for which he or she was a director) and the total number of meetings held by all committees of the Board of Directors on which such director served (held during the period that such director served). Members of our Board of Directors are invited and encouraged to attend each annual meeting of stockholders.

Board Leadership Structure

Our Board of Directors has a Chairman, Dr. Mario, who has authority, among other things, to preside over Board of Directors meetings, and to call special meetings of the board. Accordingly, the Chairman has substantial ability to shape the work of our Board of Directors. We currently believe that separation of the roles of Chairman and Chief Executive Officer reinforces the leadership role of our Board of Directors in its oversight of the business and affairs of our company. In addition, we currently believe that having a separate Chairman creates an environment that is more conducive to objective evaluation and oversight of management’s performance, increasing management accountability and improving the ability of our Board of Directors to monitor whether management’s actions are in the best interests of the company and its stockholders. However, no single leadership model is right for all companies and at all times. Our Board of Directors recognizes that depending on the circumstances, other leadership models, such as combining the role of Chairman with the role of Chief Executive Officer, might be appropriate. As a result, our Board of Directors may periodically review its leadership structure.

Board Committees

Our Board of Directors has the authority to appoint committees to perform certain management and administration functions. Our Board of Directors has an audit committee, a compensation committee and a nominating and corporate governance committee. The composition and responsibilities of each committee are described below. Members will serve on these committees until their resignation or until otherwise determined by our Board of Directors. The inclusion of our website address in this prospectus does not incorporate by reference the information on or accessible through our website into this prospectus.

Audit Committee

Our audit committee consists of Steinar J. Engelsen, William G. Harris, and Stephen Kirnon, each of whom satisfies the independence requirements under NASDAQ listing standards and Rule 10A-3(b)(1) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The chairperson of our audit committee is Mr. Harris. Each member of our audit committee can read and understand fundamental financial statements in accordance with audit committee requirements. In arriving at this determination, our Board of Directors has examined each audit committee member’s scope of experience and the nature of their employment in the corporate finance sector.

Our audit committee oversees our corporate accounting and financial reporting process and assists our Board of Directors in oversight of the integrity of our financial statements, our compliance with legal and regulatory requirements, our independent auditor’s qualifications, independence and performance and our internal accounting and financial controls. Our audit committee is responsible for the appointment, compensation, retention and oversight of our independent auditors. Our Board of Directors has determined that Dr. Engelsen, and Mr. Harris are audit committee financial experts, as defined by the rules promulgated by the Securities Exchange and Commission.

The charter of the audit committee is available on our website at www.capnia.com. The inclusion of our website address in this prospectus does not include or incorporate by reference into this prospectus the information on or accessible through our website.

Compensation Committee

Our compensation committee consists of Steinar J. Engelsen, William G. Harris and Stephen Kirnon each of whom our Board of Directors has determined to be independent under NASDAQ listing standards, a “nonemployee director” as defined in Rule 16b-3 promulgated under the Exchange Act, and an “outside director” as that term is defined in Section 162(m) of the Code. The chairperson of our compensation committee is Dr. Engelsen.

Our compensation committee oversees our compensation policies, plans and benefits programs and assists our Board of Directors in meeting its responsibilities with regard to oversight and determination of executive compensation. In addition, our compensation committee reviews and makes recommendations to our Board of Directors with respect to our major compensation plans, policies and programs and assesses whether our compensation structure establishes appropriate incentives for officers and employees.

The charter of the compensation committee is available on our website at www.capnia.com. The inclusion of our website address in this prospectus does not include or incorporate by reference into this prospectus the information on or accessible through our website.

Nominating and Corporate Governance Committee

Our nominating and corporate governance committee consists of Steinar J. Engelsen, Stephen Kirnon, and Rajen Dalal, each of whom our Board of Directors has determined to be independent under NASDAQ listing standards. The chairperson of our nominating and corporate governance committee is Dr. Kirnon.

Our nominating and corporate governance committee is responsible for making recommendations to our Board of Directors regarding candidates for directorships and the size and composition of the Board of Directors and its committees. In addition, our nominating and corporate governance committee is responsible for reviewing and making recommendations to our Board of Directors on matters concerning corporate governance and conflicts of interest.

The charter of the nominating and corporate governance committee is available on our website at www.capnia.com. The inclusion of our website address in this prospectus does not include or incorporate by reference into this prospectus the information on or accessible through our website.

Stockholder Recommendations for Nominations to the Board of Directors

Our nominating and corporate governance committee will consider candidates for directors recommended by stockholders. Our nominating and corporate governance committee will evaluate such recommendations in accordance with its charter, our bylaws, our policies and procedures for director candidates, as well as the regular director nominee criteria described above. This process is designed to ensure that our Board of Directors includes members with diversity of experience, skills and experience, including appropriate financial and other expertise relevant to our business. Stockholders wishing to recommend a candidate for nomination should contact our Corporate Secretary in writing. Such recommendations must include the candidate’s name, home and business contact information, detailed biographical data and qualifications, details regarding any shares of our stock which the nominee holds as of the time of the submission, evidence of the nominating person’s ownership of our common stock, a description of any arrangement between the stockholder and the nominee, and a written statement from the nominee acknowledging that if elected, the nominee will serve his or her term as director and will owe a fiduciary duty to our company and our stockholders. Such recommendations must also include a statement from the recommending stockholder in support of the candidate, particularly within the context of the criteria for Board of Director’s membership. Our nominating and corporate governance committee has discretion to decide which individuals to recommend for nomination as directors.

A stockholder can nominate a candidate directly for election to our Board of Directors by complying with the procedures in Section 2.4(ii) of our bylaws and the rules and regulations of the SEC. Any eligible stockholder who wishes to submit a nomination should review the requirements in the bylaws on nominations by stockholders. Any nomination should be sent in writing to our Corporate Secretary at Capnia, Inc., 1235 Radio Road, Suite 110, Redwood City, CA 94065. To be timely for our 2017 Annual Meeting of stockholders, our Corporate Secretary must receive the nomination not more than 75 days and not less than 45 days prior to the one-year anniversary of the date we first mailed its Proxy Materials or a notice of availability of Proxy Materials (whichever is earlier) to stockholders in connection with our previous year’s Annual Meeting of stockholders. The notice must state the information required by Section 2.4(ii)(b)(1) of our bylaws and otherwise must comply with applicable federal and state law.

Communications with the Board of Directors

Stockholders wishing to communicate with our Board of Directors or with an individual member of our Board of Directors may do so by writing to our Board of Directors or to the particular member of our board of directors, and mailing the correspondence to our Corporate Secretary at Capnia, Inc., 1235 Radio Road, Suite 110, Redwood City, CA 94065. Our Corporate Secretary will review all incoming stockholder communications (excluding mass mailings, product complaints or inquiries, job inquiries, business solicitations and patently offensive or otherwise inappropriate material), and if deemed appropriate, the stockholder communications will be forwarded to the appropriate member or members of our Board of Directors, or if none is specified, to the Chairman of our Board of Directors. This procedure does not apply to stockholder proposals submitted pursuant to Rule 14a-8 under the Exchange Act.

Role in Risk Oversight

Our Board of Directors oversees an enterprise-wide approach to risk management, designed to support the achievement of business objectives, including organizational and strategic objectives, to improve long-term organizational performance and enhance stockholder value. The involvement of our Board of Directors in setting our business strategy is a key part of its assessment of management’s plans for risk management and its determination of what constitutes an appropriate level of risk for our company. The participation of our Board of Directors in our risk oversight process includes receiving regular reports from members of senior management on areas of material risk to our company, including operational, financial, legal and regulatory, and strategic and reputational risks.

While our Board of Directors has the ultimate responsibility for the risk management process, senior management and various committees of our Board of Directors also have responsibility for certain areas of risk management.

Our senior management team is responsible for day-to-day risk management and regularly reports on risks to our full Board of Directors or a relevant committee. Our finance and regulatory personnel serve as the primary monitoring and evaluation function for company-wide policies and procedures, and manage the day-today oversight of the risk management strategy for our ongoing business. This oversight includes identifying, evaluating, and addressing potential risks that may exist at the enterprise, strategic, financial, operational, compliance and reporting levels.

Our audit committee focuses on monitoring and discussing our major financial risk exposures and the steps management has taken to monitor and control such exposures, including our risk assessment and risk management policies. As appropriate, the audit committee provides reports to and receive direction from the full Board of Directors regarding our risk management policies and guidelines, as well as the audit committee’s risk oversight activities.

In addition, our compensation committee assesses our compensation policies to confirm that the compensation policies and practices do not encourage unnecessary risk taking. The compensation committee reviews and discusses the relationship between risk management policies and practices, corporate strategy and senior executive compensation and, when appropriate, report on the findings from the discussions to our board of directors. Our compensation committee intends to set performance metrics that will create incentives for our senior executives that encourage an appropriate level of risk-taking that is commensurate with our short-term and long-term strategies.

Code of Business Conduct and Ethics

We have adopted a code of business conduct and ethics that applies to all of our employees, officers and directors, including those officers responsible for financial reporting. The code of business conduct and ethics is available on our website at www.capnia.com. We intend to disclose any amendments to the code, or any waivers of its requirements, on our website to the extent required by the applicable rules and exchange requirements. The inclusion of our website address in this prospectus does not incorporate by reference the information on or accessible through our website into this prospectus.

Compensation Committee Interlocks and Insider Participation

None of the members of our compensation committee has ever been an officer or employee of the company. None of our executive officers serve, or have served during the last fiscal year, as a member of a of directors, compensation committee or other board committee performing equivalent functions of any entity that has one or more executive officers serving on our Board of Directors or on our compensation committee.

Non-Employee Director Compensation

Directors who are employees do not receive any additional compensation for their service on our Board of Directors. We reimburse our non-employee directors for their reasonable out-of-pocket costs and travel expenses in connection with their attendance at Board of Directors and committee meetings. In 2015, certain of our non-employee directors received cash compensation as set forth below.

The following table sets forth information regarding compensation earned by our non-employee directors during the fiscal year ended December 31, 2015.

Name	Cash Compensation	Option Awards(1)	Other Compensation	Total
Edgar G. Engleman	$35,000	$16,605	-	$51,605
Ernie Mario	$60,000	$16,605	-	$76,605
Steinar J. Engelsen	$51,890	$16,605	-	$67,495
Stephen Kirnon	$46,253	$16,605	-	$62,858
William James Alexander (2)	$41,890	$16,605	-	$57,495
William G. Harris	$51,264	$16,605	-	$57,869

(1)	The amounts in this column reflect the aggregate grant date fair value of each option award granted during the fiscal year, computed in accordance with FASB ASC Topic 718. The valuation assumptions used in determining such amounts are described in Note 6 and Note 9 to our financial statements included in this prospectus. The table below lists the aggregate number of shares and additional information with respect to the outstanding option awards held by each of our non-employee directors.
(2)	Dr. Alexander resigned from our Board on March 28, 2016.

Name	Equity Award Grant Date	Number of Shares Subject to Outstanding Options as of December 31, 2015	Option Exercise Price(7)	Option Expiration Date
Edgar G. Engleman(1)	6/21/2005	1,822	$5.76	6/21/2015
Edgar G. Engleman(1)	6/27/2008	1,666	$3.48	9/25/2018
Edgar G. Engleman(1)	10/15/2008	833	$3.48	10/15/2018
Edgar G. Engleman(1)	11/12/2014	7,000	$7.14	11/12/2024
Edgar G. Engleman(1)	1/11/2015	5,000	$1.80	1/11/2025
Edgar G. Engleman(1)	5/15/2015	5,000	$4.66	5/15/2025
Ernest Mario(2)	11/12/2014	49,772	$7.14	11/12/2014
Ernest Mario(2)	11/12/2014	7,000	$7.14	11/12/2024
Ernest Mario(2)	1/11/2015	5,000	$1.80	1/11/2025
Ernest Mario(2)	5/15/2015	5,000	$4.66	5/15/2025
Steinar J. Engelsen(3)	11/12/2014	7,000	$7.14	11/12/2024
Steinar J. Engelsen(3)	1/11/2015	5,000	$1.80	1/11/2025
Steinar J Engelsen(3)	5/15/2015	5,000	$4.66	5/15/2025
Stephen Kirnon(4)	6/21/2005	1,822	$5.76	6/21/2015
Stephen Kirnon(4)	6/27/2008	1,666	$3.48	9/25/2018
Stephen Kirnon(4)	10/15/2008	833	$3.48	10/15/2018
Stephen Kirnon(4)	11/12/2014	7,000	$7.14	11/12/2024
Stephen Kirnon(4)	1/11/2015	5,000	$1.80	1/11/2025
Stephen Kirnon(4)	5/15/2015	5,000	$4.66	5/15/2025
William James Alexander(5)	9/25/2008	1,666	$3.48	9/25/2018
William James Alexander(5)	10/15/2008	833	$3.48	10/15/2018
William James Alexander(5)	11/12/2014	7,000	$7.14	11/12/2024
William James Alexander(5)	1/11/2015	5,000	$1.80	1/11/2025
William James Alexander(5)	5/15/2015	5,000	$4.66	5/15/2025
William Harris(6)	11/12/2014	7,000	$7.14	11/12/2024
William Harris(6)	1/11/2015	5,000	$1.80	1/11/2025
William Harris(6)	5/15/2015	5,000	$4.66	5/15/2025

(1)	Dr. Engleman joined our Board in June 2001.

(2)	Dr. Mario joined our Board in August 2007.

(3)	Dr. Engelsen joined our Board in April 2004.

(4)	Dr. Kirnon joined our Board in July 2002.

(5)	Dr. Alexander joined our Board in June 2008 and resigned from our Board on March 28, 2016.

(6)	Mr. Harris joined our Board in June 2014.

(7)	The grant date fair market value of the Common Stock underlying these option awards is equal to the option exercise price on the date of grant.

Our Board of Directors has adopted a non-employee director compensation policy pursuant to which we will compensate our non-employee directors with a combination of cash and equity. Each such director will receive an annual base cash retainer of $35,000 for such service, to be paid quarterly. Each non-employee director will receive an annual stock option grant to purchase that number of shares representing, as of the date of grant, $32,500 of value, which shall be granted effective as of the date of each annual stockholder meeting, and share vest as to 100% of the shares on the earlier of the 12 month anniversary of the date of grant or the day before the next annual stockholder meeting. New Members elected to the Board of Directors shall receive a stock option grant to purchase 20,000 shares of common stock, which shall vest monthly over four years. The policy also provides that we compensate certain members of our Board of Directors for service on our committees as follows:

•	The chair or executive chair of our Board of Directors will receive an annual cash retainer of $25,000 for such service, paid quarterly;

•	The chairperson of our audit committee will receive an annual cash retainer of $15,000 for such service and each other member of the audit committee will receive an annual cash retainer of $7,500 for such service, paid quarterly;

•	The chairperson of our compensation committee will receive an annual cash retainer of $10,000 for such service and each other member of the compensation committee will receive an annual cash retainer of $5,000 for such service, paid quarterly; and

•	The chairperson of our nominating and corporate governance committee will receive an annual cash retainer of $7,000 for such service and each other member of the nominating and corporate governance committee will receive an annual cash retainer of $3,500, paid quarterly.

PROPOSAL NO. 1

ELECTION OF DIRECTORS

Our Board of Directors is currently composed of seven members. In accordance with our certificate of incorporation, our board of directors is divided into three classes with staggered three-year terms. At the Annual Meeting, two Class II directors will be elected for a three-year term to succeed the same class whose term is then expiring.

Each director’s term continues until the election and qualification of such director’s successor, or such director’s earlier death, resignation, or removal. Any increase or decrease in the number of directors will be distributed among the three classes so that, as nearly as possible, each class will consist of one-third of our directors. This classification of our Board of Directors may have the effect of delaying or preventing changes in control of our company.

Nominees

Our nominating and corporate governance committee has recommended, and our Board of Directors has approved, Steinar J. Englesen and Stephen Kirnon as nominees for election as Class II directors. If elected, each of Drs. Englesen and Kirnon will serve as Class II directors until the 2019 Annual Meeting of stockholders; or until their respective successors are duly elected and qualified. Each of the nominees is currently a director of our company. For information concerning the nominees, please see the section titled “Board of Directors and Corporate Governance.”

If you are a stockholder of record and you sign your proxy card or vote over the Internet or by telephone but do not give instructions with respect to the voting of directors, your shares will be voted FOR the re-election of Drs. Englesen and Kirnon. We expect that Drs. Englesen and Kirnon will accept such nomination; however, in the event that a director nominee is unable or declines to serve as a director at the time of the Annual Meeting, the proxies will be voted for any nominee who shall be designated by our Board of Directors to fill such vacancy. If you are a beneficial owner of shares of our common stock and you do not give voting instructions to your broker, bank or other nominee, then your broker, bank or other nominee will leave your shares unvoted on this matter.

Vote Required

The election of Class II directors requires a plurality vote of the shares of our common stock present in person or by proxy at the Annual Meeting and entitled to vote thereon to be approved. Broker non-votes will have no effect on this proposal.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF EACH OF

THE TWO DIRECTORS NOMINATED BY OUR BOARD OF DIRECTORS AND NAMED IN THIS

PROXY STATEMENT AS CLASS II DIRECTORS TO SERVE FOR A THREE-YEAR TERM.

PROPOSAL NO. 2

RATIFICATION OF APPOINTMENT OF

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Our audit committee has appointed Marcum LLP, or Marcum, as our independent registered public accounting firm to audit our consolidated financial statements for our fiscal year ending December 31, 2016. Marcum also served as our independent registered public accounting firm for our fiscal year ended December 31, 2015.

At the Annual Meeting, stockholders are being asked to ratify the appointment of Marcum as our independent registered public accounting firm for our fiscal year ending December 31, 2016. Stockholder ratification of the appointment of Marcum is not required by our Bylaws or other applicable legal requirements. However, our Board is submitting the appointment of Marcum to our stockholders for ratification as a matter of good corporate governance. In the event that this appointment is not ratified by the affirmative vote of a majority of the shares present in person or by proxy and entitled to vote at the Annual Meeting, such appointment will be reconsidered by our audit committee. Even if the appointment is ratified, our audit committee, in its sole discretion, may appoint another independent registered public accounting firm at any time during our fiscal year ending December 31, 2016 if our audit committee believes that such a change would be in our company’s best interests and that of our stockholders. A representative of Marcum is expected to be present at the Annual Meeting, will have an opportunity to make a statement if he or she wishes to do so, and is expected to be available to respond to appropriate questions from stockholders.

Fees Paid to the Independent Registered Public Accounting Firm

The following table presents fees for professional audit services and other services rendered to us by Marcum for our fiscal years ended December 31, 2015 and 2014.

	2015	2014
Audit Fees(1)	$189,528	$74,688
Audit-Related Fees(2)	$0	$0
Tax Fees(3)	$0	$0
All Other Fees(4)	$106,944	$190,060

	$296,472	$264,748

(1)	“Audit Fees” consist of fees and expenses billed for professional services rendered in connection with the audit of our annual financial statements, review of our quarterly financial statements, and services that are normally provided by Marcum in connection with statutory and regulatory filings or engagements for those fiscal years.

(2)	“Audit-Related Fees” consist of fees and expenses billed for professional services for assurance and related services that are reasonably related to the performance of the audit or review of our consolidated financial statements and are not reported under “Audit Fees.”

(3)	“Tax Fees” consist of fees and expenses billed for professional services rendered by Marcum for tax compliance, tax advice and tax planning.

(4)	“All Other Fees” consist of fees and expenses billed for professional services rendered by Marcum in connection with our Form S-1 registration statements related to our IPO in November 2014, our Form S-1 registration statement related to our private placement with Aspire Capital Fund, LLC, our Form S-4 registration statement related to our warrant exchange offer, and our Form S-1 registration statement related to our private placement with funds managed by Sabby Management, LLC.

Auditor Independence

In 2015, there were no other professional services provided by Marcum that would have required our audit committee to consider their compatibility with maintaining the independence of Marcum.

Audit Committee Policy on Pre-Approval of Audit and Permissible Non-Audit Services of Independent Registered Public Accounting Firm

Our audit committee has established a policy governing our use of the services of our independent registered public accounting firm. Under the policy, our audit committee is required to pre-approve all audit and permissible non-audit services performed by our independent registered public accounting firm in order to ensure that the provision of such services does not impair such accounting firm’s independence. All fees paid to Marcum for our fiscal years ended December 31, 2014 and 2015 were pre-approved by our audit committee.

Vote Required

The ratification of the appointment of Marcum requires the affirmative vote of a majority of the shares of our common stock present in person or by proxy at the Annual Meeting and entitled to vote thereon. Abstentions will have the effect of a vote AGAINST the proposal.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE

RATIFICATION OF THE APPOINTMENT OF MARCUM LLP AS OUR INDEPENDENT

REGISTERED PUBLIC ACCOUNTING FIRM FOR OUR FISCAL YEAR ENDING

DECEMBER 31, 2016.

PROPOSAL THREE

APPROVAL OF AMENDMENT TO CAPNIA’S 2014 EQUITY INCENTIVE PLAN TO ADD 1,500,000 SHARES RESERVED FOR ISSUANCE UNDER THE 2014 EQUITY INCENTIVE PLAN

We are asking stockholders to approve an amendment to Capnia’s 2014 Equity Incentive Plan (the “2014 Plan”), which adds 1,5000,000 shares to the total number of shares of our common stock reserved for issuance under the 2014 Plan (the “Amendment”). The 2014 Plan has not been amended in any material way, other than this Amendment, since stockholders approved the adoption of the 2014 Plan prior to our initial public offering.

The following is a comparative summary of the material changes to the 2014 Plan as a result of the Amendment. This summary is qualified in its entirety by reference to the actual text of the amended 2014 Plan.

•	The Amendment revised the aggregate number of shares that may be issued under the 2014 Plan from 2,268,645 shares to 3,768,645 shares. The number of shares authorized under the 2014 Plan prior to the Amendment is exclusive of a maximum of 236,587 additional shares that may be issued under the 2014 Plan from shares that otherwise would have returned to Capnia’s 2010 Stock Plan after November 12, 2014, on account of the expiration, cancellation or forfeiture of awards granted under Capnia’s 2010 Stock Plan or Capnia’s 1999 Stock, but are instead returned to the 2014 Plan. This provision will remain in effect under the amended 2014 Plan.

The compensation committee and the Board of Directors approved the Amendment to the 2014 Plan on March 28, 2016, subject to the approval of the stockholders at the 2016 Annual Meeting of Stockholders.

Reasons for the Share Reserve Increase

As of March 31, 2016, there were 127,555 shares available for issuance pursuant to awards that may be granted under the 2014 Plan (excluding shares already subject to outstanding awards that, if forfeited, may become available for issuance again). In determining the number of additional shares reserved for issuance under the amended 2014 Plan to be requested at the 2016 Annual Meeting, the Board considered the following:

•	Attracting and Retaining Talent. The compensation committee and the Board of directors considered the importance of an appropriately-sized pool of shares to find, keep and engage top talent, especially in the highly competitive high-technology industry in which we compete for talent.

•	Historical Grant Practices. The compensation committee and the Board of Directors considered the historical amounts of equity awards that we granted in the past three years. In fiscal years 2013, 2014 and 2015, we granted equity awards of 10,916 shares, 913,701 shares and 955,713 shares, respectively, or a total of 1,880,330 shares over the three-year period.

•	Forecasted Grants. In determining the projected share utilization, the compensation committee and the Board considered a forecast that included the following factors: (i) 4,317 shares were available for issuance under the 2014 Plan as of December 31, 2015 (excluding shares already subject to outstanding awards that, if forfeited, may become available for issuance again), (ii) the shares that would be available for grant under the amended 2014 Plan, if the stockholders approve the amended 2014 Plan, which would be 127,555 shares (based on the shares available under the 2014 Plan as of March 31, 2016, excluding the increase in shares being approved in the Amendment); (iii) estimated cancellations returned back to the 2014 Plan; (iv) the impact of the fungible ratio for full value awards; and (vi) forecasted future value-based grants (using a stock price of $1.26 for purposes of the baseline scenario), as described above.

•	Proxy Advisory Firm Guidelines. Due to our significant institutional stockholder base, the compensation committee and the Board of directors considered proxy advisory firm guidelines.

Based on the above projections, if stockholders approve the amended 2014 Plan, the Compensation Committee and the Board of Directors currently anticipate that we will likely not be required to request additional shares at our 2017 Annual Meeting of Stockholders. However, a decrease in our stock price may result in additional shares being issued, as a result, the stock pool may last for shorter duration than currently anticipated.

The Board believes that the amended 2014 Plan is essential to our continued success as the additional shares under the increased share reserve will enable us to continue to use the amended 2014 Plan to achieve our employee recruiting, retention and incentive goals. The Board and management believe that equity awards motivate high levels of performance, align the interests of employees and stockholders by giving employees the perspective of an owner with an equity stake in Capnia, and provide an effective means of recognizing employee contributions to the success of Capnia. The Board and management believe that equity awards are a competitive necessity in the industry in which we compete for talent and are essential to recruiting and retaining the highly qualified technical and other key personnel who help us meet our goals, as well as rewarding and encouraging current employees. The Board and management believe that the continued ability to grant equity awards will be important to the future success of Capnia. The amended 2014 Plan will provide the Compensation Committee with greater flexibility to cover our future anticipated needs.

Awards Outstanding Under Existing Grants

The 2014 Plan and our 2014 Employee Stock Purchase Plan (the “ESPP”) are the only active equity plans under which we currently issue shares. As of March 31, 2016, under all of our equity compensation plans (including awards granted under previous plans but excluding the ESPP and the increase in shares being approved in the Amendment) there were:

•	a total of 2,298,149 shares subject to outstanding stock options at a weighted average exercise price of $4.09, and with a weighted average remaining life of 8.77 years; and

•	a total of 127,555 unissued shares.

Accordingly, as of March 31, 2016, the 2,425,704 shares unissued or subject to our outstanding equity awards (commonly referred to as the “overhang”) represented approximately 15.74% of our outstanding shares.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE

APPROVAL OF THE AMENDED 2014 EQUITY INCENTIVE PLAN.

Required Vote

Approval of the amended 2014 Plan requires the affirmative vote of the holders of a majority of the shares present in person or represented by proxy and entitled to vote at the 2016 Annual Meeting. If stockholders do not approve the amended 2014 Plan, no shares will be added to the total number of shares reserved for issuance under the 2014 Plan, and the 2014 Plan will continue under its existing terms without the increase in share reserves or any other material amendment.

Description of the Amended 2014 Equity Incentive Plan

The following is a summary of the principal features of the 2014 Plan, as amended by the Board on March 28, 2016, subject to stockholder approval. However, this summary is not a complete description of all of the provisions of the amended 2014 Plan, and is qualified in its entirety by the specific language of the amended 2014 Plan.

Background and Purpose of the 2014 Plan

The 2014 Plan permits the grant of the following types of incentive awards: (1) stock options, (2) stock appreciation rights, (3) restricted stock, (4) performance units, (5) performance shares and (6) restricted stock units (individually, an “Award,” collectively, “Awards”). The 2014 Plan is intended to attract, motivate, and retain (1) employees of Capnia and its subsidiaries, (2) consultants who provide significant services to Capnia and our subsidiaries, and (3) members of the Board who are employees of neither Capnia nor any subsidiary. The 2014 Plan is also designed to encourage stock ownership by employees, directors, and consultants, thereby aligning their interests with those of our stockholders and to permit the payment of compensation that is intended to qualify as performance-based compensation under Section 162(m). As defined in the 2014 Plan and used in the description below, “Shares” refers to shares of Capnia’s common stock.

Number of Shares of Common Stock Available Under the 2014 Plan

We are asking stockholders to approve an increase of 1,500,000 shares in the number of shares reserved under the 2014 Plan. If stockholders approve the Amendment to the 2014 Plan, the total number of Shares available for issuance under the 2014 Plan will be equal to the sum of (a) 3,768,645 and (b) any Shares (not to exceed 236,587) that otherwise would have been returned to our 2010 Stock Plan (the “2010 Plan”) after November 12, 2014, on account of the expiration, cancellation or forfeiture of awards granted under our 1999 Stock Plan (the “1999 Plan”) or the 2010 Plan. The maximum number of Shares that may be issued upon the exercise of incentive stock options also is equal to such amount, plus any Shares returned to the 2014 Plan that become available again for issuance, as described in the following two paragraphs, to the extent permitted by Section 422 of the Internal Revenue Code of 1986, as amended. Shares granted under the 2014 Plan may be either authorized but unissued Shares or treasury Shares. As of March 31, 2016, there were 2,298,149 Shares subject to issuance upon exercise of outstanding options, at a weighted average exercise price of $4.09, and with a weighted average remaining life of 8.77 years. As of such date, excluding the additional Shares that would become available if stockholders approve the amended 2014 Plan, 127,555 Shares remained available for future issuance under the 2014 Plan. No Awards have been granted or may be granted under the 1999 Plan and 2010 Plan following the termination of such plans. As of March 31, 2016 (the last trading day of the first fiscal quarter in 2016), the closing price of our common stock on NASDAQ was $1.19 per Share.

If an Award expires or becomes unexercisable without having been exercised in full, or, with respect to full value awards, is forfeited to or repurchased by Capnia, the unpurchased (or forfeited or repurchased, as applicable) Shares that were subject to the Award will become available for future grant or sale under the 2014 Plan. Upon exercise of a stock appreciation right settled in Shares, the gross number of Shares covered by the portion of the Award that is exercised will cease to be available under the 2014 Plan. Shares that have been issued under the 2014 Plan under any Award will not be returned to or become available for future distribution under the 2014 Plan; provided, however, that if unvested Shares of any full value awards are repurchased by Capnia or are forfeited to Capnia, those Shares will become available for future grant under the 2014 Plan. Shares used to pay the exercise or purchase price of an Award and/or to satisfy the tax withholding obligations related to an Award will not become available for future grant or sale under the 2014 Plan. To the extent an Award is paid out in cash rather than Shares, such cash payments will not reduce the number of Shares available for issuance under the 2014 Plan.

If we experience a dividend or other distribution, recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase, or exchange of Shares or other Capnia securities, or other change in corporate structure affecting Shares, the Committee, in such manner as it determines is equitable and appropriate in order to prevent dilution or engagement of the benefits or potential benefits intended to be made available under the 2014 Plan, will adjust the number and class of Shares available for issuance under the 2014 Plan, the number, class and price of Shares subject to outstanding Awards, and the number of Shares subject to automatic awards to be granted to non-employee director awards under the 2014 Plan (as described further below) as appropriate to reflect the stock dividend or other change.

Summary

We believe strongly that the amended 2014 Plan is essential to our continued success. Awards such as those provided under the 2014 Plan constitute an important incentive and help us to attract and retain people whose skills and performance are critical to our success in a highly competitive high-tech industry. Our employees and directors are our most important asset. The amended 2014 Plan is vital to our ability to attract and retain outstanding and highly skilled individuals to work for Capnia and to serve on our Board of Directors.

AUDIT COMMITTEE REPORT

The information contained in the following Audit Committee Report shall not be deemed to be soliciting material or to be filed with the Securities and Exchange Commission, nor shall such information be incorporated by reference into any future filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that Capnia, Inc., or the Company, specifically incorporates it by reference in such filing.

The audit committee has reviewed and discussed the Company’s audited consolidated financial statements with management and Marcum LLP, or Marcum, the Company’s independent registered public accounting firm. The audit committee has discussed with Deloitte the matters required to be discussed by Auditing Standard No. 16, Communications with Audit Committees, issued by the Public Company Accounting Oversight Board.

The audit committee has received and reviewed the written disclosures and the letter from Marcum required by the applicable requirements of the Public Company Accounting Oversight Board regarding Marcum’s communications with the audit committee concerning independence, and has discussed with Marcum its independence.

Based on the review and discussions referred to above, the audit committee recommended to the board of directors that the Company’s audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2015 for filing with the Securities and Exchange Commission.

Respectfully submitted by the members of the audit committee of the Board of Directors:

William G. Harris (Chair)

Steinar J. Engelsen

Stephen Kirnon

EXECUTIVE OFFICERS

The following table identifies certain information about our executive officers as of April 28, 2016. Each executive officer serves at the discretion of our Board of Directors and holds office until his or her successor is duly elected and qualified or until his or her earlier resignation or removal. There are no family relationships among any of our directors or executive officers.

Name	Age	Position
Executive Officers:
Anish Bhatnagar, M.D.	48	President, Chief Executive Officer and Director
David D. O’Toole	57	Senior Vice President, Chief Financial Officer
Anthony Wondka	54	Senior Vice President of Research and Development

Executive Officers

Anish Bhatnagar, M.D. Dr. Bhatnagar was appointed as our Chief Executive Officer in February 2014. Prior to that, he served as our President and Chief Operating Officer. Dr. Bhatnagar joined us in 2006, and has held positions of increasing responsibility since then. Dr. Bhatnagar is a physician with over 15 years of experience in the medical device and biopharmaceutical industries. His experience spans development of biologics, drugs, drug-device combinations and diagnostic as well as therapeutic medical devices. His prior experience includes working at Coulter Pharmaceuticals, Inc. from 1998 to 2000 and Titan Pharmaceuticals, Inc. from 2000 to 2006. He is the author of several peer-reviewed publications, abstracts and book chapters. He obtained his medical degree at SMS Medical College in Jaipur, India and completed his Residency and Fellowship training in the U.S. at various institutions, including Georgetown University Hospital and the University of Pennsylvania.

We believe Dr. Bhatnagar is able to make valuable contributions to our Board of Directors due to his service as an executive officer of our company, including as Chief Executive Officer, extensive knowledge of medical device and pharmaceutical company operations, and extensive experience working with companies, regulators and other stakeholders in the medical device and pharmaceutical industries.

David D. O’Toole was appointed as our Chief Financial Officer in July 2014. He has more than 30 years of experience in the accounting and finance sectors, and for the past 14 years has focused on the medical device, tools, and diagnostics industry. From September 2012 to June 2014 Mr. O’Toole was Senior Vice President and Chief Financial Officer at Codexis, Inc., a public company focused on developing biocatalysts. From May 2010 to August 2012 Mr. O’Toole was Vice President and Chief Financial Officer at Response Genetics, Inc., and served from May 2008 to August 2010 as Executive Vice President and Chief Financial Officer of Abraxis Bioscience, Inc. From 1992 to 2008, Mr. O’Toole worked at Deloitte & Touche LLP, where he served for 12 of those years as a partner. He worked at Arthur Anderson & Co., from 1984 to 1992, as an international tax manager. Mr. O’Toole received his Bachelor of Science, Accounting from the University of Arizona and is a certified public accountant.

Anthony Wondka. Mr. Wondka was appointed as our Vice President of Research and Development in June 2013. Prior to that, he was a consultant for us since May 2011. He has held management and executive positions in the medical device industry for over 20 years, in large and small companies. From April 2006 to March 2011, Mr. Wondka served as VP of R&D and then VP of Technology and Clinical Affairs for Breathe Technologies, where he invented and co-invented ventilation products that address large unmet needs in chronic obstructive pulmonary disease, or COPD, and obstructive sleep apnea. From July 1997 to April 2006, Mr. Wondka was Director of R&D and VP of Manufacturing at Pulmonx, where he co-invented and led the early development of the Chartis™ diagnostic system and procedure that is used to guide endobronchial lung volume reduction for the treatment of COPD, and is currently being sold in the E.U. Prior to Pulmonx, Mr. Wondka worked at Pfizer subsidiary Shiley (acquired by Covidien) and Bear Medical (acquired by Carefusion), where he held lead roles in engineering and quality assurance, supporting commercialization activities for market leading ENT and respiratory products. He holds over 40 issued or pending patents and has a B.S. in Bioengineering from University of California San Diego.

EXECUTIVE COMPENSATION

As an emerging growth company, we have opted to comply with the executive compensation disclosure rules applicable to “smaller reporting companies,” as such term is defined in the rules promulgated under the Securities Act, which require compensation disclosure for our principal executive officer and the two most highly compensated executive officers other than our principal executive officer. Our named executive officers for the year ended December 31, 2015 are:

•	Anish Bhatnagar, M.D., our Chief Executive Officer, President and Chief Operating Officer;

•	David D. O’Toole, our Senior Vice President, Chief Financial Officer; and

•	Anthony Wondka, our Senior Vice President, Research & Development

Throughout this section, we refer to these three officers as our named executive officers.

The Summary Compensation Table below sets forth information regarding the compensation awarded to or earned by our named executive officers during the year ended December 31, 2015.

2015 Summary Compensation Table

Name and principal position	Year	Salary	Option awards(1)	Non-equity incentive plan Compensation	All Other Compensation	Total
Anish Bhatnagar Chief Executive Officer, President and Chief Operating Officer	2015	$435,156	$570,100	—	$185,000	$1,190,256

David D. O’Toole(2) Senior Vice President, Chief Financial Officer (as of July 7, 2014)	2015	$265,000	$108,732	—	$47,950	$421,682

Anthony Wondka Senior Vice President, Research & Development	2015	$262,375	$111,476	—	$45,500	$419,351

(1)	The amounts in this column reflect the aggregate grant date fair value of each option award granted during the fiscal year ended December 31, 2015, computed in accordance with FASB ASC Topic 718. The valuation assumptions used in determining such amounts are described in Note 6 and Note 9 to our financial statements included in this prospectus.

Employment offer letters and Employment Agreements

We have entered into employment agreements with our named executive officers. The employment agreements provide for “at-will” employment and set forth the terms and conditions of employment, including annual base salary, target bonus opportunity, equity compensation, severance benefits and eligibility to participate in our employee benefit plans and programs. In connection with their employment, our named executive officers were each also required to execute our standard proprietary information and inventions agreement. The material terms of these employment agreements are summarized below. These summaries are qualified in their entirety by reference to the actual text of the employment agreements, which were filed as exhibits to the Current Report on Form 8-K that was filed with the SEC on May 20, 2015.

Agreement with Anish Bhatnagar

We entered into an employment agreement with Dr. Bhatnagar, dated May 15, 2015, pursuant to which Dr. Bhatnagar serves as our President and Chief Executive Officer. The agreement provides for “at-will” employment and sets forth certain agreed upon terms and conditions of employment. Dr. Bhatnagar’s current annual base salary is $460,000.

Agreement with David D. O’Toole

We entered into an employment agreement with Mr. O’Toole, dated May 15, 2015, pursuant to which Mr. O’Toole serves as our Senior Vice President, Chief Financial Officer. The agreement provides for “at-will” employment and sets forth certain agreed upon terms and conditions of employment. Mr. O’Toole’s current annual base salary is $274,000.

Agreement with Anthony Wondka

We entered into an employment agreement with Mr. Wondka, dated May 15, 2015, pursuant to which Mr. Wondka serves as our Senior Vice President, Research and Development. The agreement provides for “at-will” employment and sets forth certain agreed upon terms and conditions of employment. Mr. Wondka’s current annual base salary is $260,000.

Potential payments and benefits upon termination or change of control

Dr. Bhatnagar. Pursuant to Dr. Bhatnagar’s employment agreement, if Dr. Bhatnagar’s employment is terminated without “Cause” (as defined in Dr. Bhatnagar’s employment agreement) or resignation by the employee for “Good Reason” (as defined in Dr. Bhatnagar’s employment agreement), and subject to Dr. Bhatnagar signing and not revoking a separation agreement and release of claims, then Dr. Bhatnagar will be entitled to the following severance payments and benefits:

•	If Dr. Bhatnagar’s termination or resignation occurs prior to six (6) months before a Change in Control (as defined in Dr. Bhatnagar’s employment agreement) of the Company: (i) continuing payments of severance pay at a rate equal to Dr. Bhatnagar’s base salary rate for fifteen (15) months from the date of such termination without Cause or resignation for Good Reason; (ii) if Dr. Bhatnagar elects continuation coverage pursuant to the Consolidated Budget Reconciliation Act of 1985 (“COBRA”), then the Company will reimburse Dr. Bhatnagar on the last day of each month for a period ending fifteen (15) months after Dr. Bhatnagar’s termination date for the COBRA premiums paid during such period for such coverage (at the coverage levels in effect immediately prior to Dr. Bhatnagar’s termination); and (iii) twenty-five percent (25%) of any unvested equity awards held by Dr. Bhatnagar as of the date of such termination without Cause or resignation for Good Reason shall immediately vest and become fully exercisable;

•	If such termination or resignation occurs within six (6) months prior to, or twelve (12) months following, a Change in Control of the Company: (i) continuing payments of severance pay at a rate equal to Dr. Bhatnagar’s base salary rate for eighteen (18) months from the date of such termination without Cause or resignation for Good Reason; (ii) if Dr. Bhatnagar elects continuation coverage pursuant to COBRA, then the Company will reimburse Dr. Bhatnagar on the last day of each month for a period ending eighteen (18) months after Dr. Bhatnagar’s termination date for the COBRA premiums paid during such period for such coverage (at the coverage levels in effect immediately prior to Dr. Bhatnagar’s termination); (iii) a payment equal to one hundred fifty percent (150%) the annual target bonus opportunity for the year in which Dr. Bhatnagar is terminated without Cause or resigns for Good Reason; and (iv) one hundred percent (100%) of any unvested equity awards held by Dr. Bhatnagar as of the date of such termination without Cause or resignation for Good Reason shall immediately vest and become fully exercisable; and

•	If Dr. Bhatnagar is terminated without Cause or resigns for Good Reason during the term of Dr. Bhatnagar’s employment agreement, then Dr. Bhatnagar’s shall have one y.ear following such termination without Cause or resignation for Good Reason to exercise any then vested options.

Mr. O’Toole. Pursuant to Mr. O’Toole’s employment agreement, if Mr. O’Toole’s employment is terminated without “Cause” (as defined in Mr. O’Toole’s employment agreement) or resignation by the employee for “Good Reason” (as defined in Mr. O’Toole’s employment agreement), and subject to Mr. O’Toole signing and not revoking a separation agreement and release of claims, then Mr. O’Toole will be entitled to the following severance payments and benefits:

•	if Mr. O’Toole’s termination or resignation occurs prior to three (3) months before a Change in Control (as defined in Mr. O’Toole’s employment agreement) of the Company: (i) continuing payments of severance pay at a rate equal to Mr. O’Toole’s base salary rate for six (6) months from the date of such termination without Cause or resignation for Good Reason; and (ii) if Mr. O’Toole elects continuation coverage pursuant to COBRA, then the Company will reimburse Mr. O’Toole on the last day of each month for a period ending six (6) months after Mr. O’Toole’s termination date for the COBRA premiums paid during such period for such coverage (at the coverage levels in effect immediately prior to Mr. O’Toole’s termination); and

•	If Mr. O’Toole’s termination or resignation occurs within three (3) months prior to, or six (6) months following, a Change in Control of the Company: (i) continuing payments of severance pay at a rate equal to Mr. O’Toole’s base salary rate for twelve (12) months from the date of such termination without Cause or resignation for Good Reason; (ii) if Mr. O’Toole elects continuation coverage pursuant to COBRA, then the Company will reimburse Mr. O’Toole on the last day of each month for a period ending twelve (12) months after Mr. O’Toole’s termination date for the COBRA premiums paid during such period for such coverage (at the coverage levels in effect immediately prior to Mr. O’Toole’s termination); (iii) a payment equal to one hundred percent (100%) the annual target bonus opportunity for the year in which Mr. O’Toole is terminated without Cause or resigns for Good Reason; and (iv) one hundred percent (100%) of any unvested equity awards held by Mr. O’Toole as of the date of such termination without Cause or resignation for Good Reason shall immediately vest and become fully exercisable.

Mr. Wondka. Pursuant to Mr. Wondka’s employment agreement, if Mr. Wondka’s employment is terminated without “Cause” (as defined in Mr. Wondka’s employment agreement) or resignation by the employee for “Good Reason” (as defined in Mr. Wondka’s employment agreement), and subject to Mr. Wondka signing and not revoking a separation agreement and release of claims, then Mr. Wondka will be entitled to the following severance payments and benefits:

•	If Mr. Wondka’s termination or resignation occurs prior to three (3) months before a Change in Control (as defined in Mr. Wondka’s employment agreement) of the Company: (i) continuing payments of severance pay at a rate equal to Mr. Wondka’s base salary rate for six (6) months from the date of such termination without Cause or resignation for Good Reason; and (ii) if Mr. Wondka elects continuation coverage pursuant to COBRA, then the Company will reimburse Mr. Wondka on the last day of each month for a period ending six (6) months after Mr. Wondka’s termination date for the COBRA premiums paid during such period for such coverage (at the coverage levels in effect immediately prior to Mr. Wondka’s termination); and

•	If Mr. Wondka’s termination or resignation occurs within three (3) months prior to, or six (6) months following, a Change in Control of the Company: (i) continuing payments of severance pay at a rate equal to Mr. Wondka’s base salary rate for twelve (12) months from the date of such termination without Cause or resignation for Good Reason; (ii) if Mr. Wondka elects continuation coverage pursuant to COBRA, then the Company will reimburse Mr. Wondka on the last day of each month for a period ending twelve (12) months after Mr. Wondka’s termination date for the COBRA premiums paid during such period for such coverage (at the coverage levels in effect immediately prior to Mr. Wondka’s termination); (iii) a payment equal to one hundred percent (100%) the annual target bonus opportunity for the year in which Mr. Wondka is terminated without Cause or resigns for Good Reason; and (iv) one hundred percent (100%) of any unvested equity awards held by Mr. Wondka as of the date of such termination without Cause or resignation for Good Reason shall immediately vest and become fully exercisable.

Outstanding equity awards at December 31, 2015

The following table provides information regarding outstanding equity awards held by our named executive officers as of December 31, 2015.

		Number of Securities Underlying Unexercised Options			Option Exercise	Option Expiration
Name	Grant date	Exercisable		Unexercisable	Price	Date
Anish Bhatnagar	6/8/2006	5,208	(1)	—	$10.56	6/8/2016
Anish Bhatnagar	3/14/2007	4,166	(1)	—	$10.56	3/14/2017
Anish Bhatnagar	9/25/2007	1,041	(1)	—	$10.56	9/25/2017
Anish Bhatnagar	6/27/2008	11,666	(1)	—	$3.48	7/27/2018
Anish Bhatnagar	10/15/2008	8,333	(1)	—	$3.48	10/15/2018
Anish Bhatnagar	6/3/2010	58,419	(1)	—	$1.20	6/3/2020
Anish Bhatnagar	11/12/2014	273,388	(2)	156,862	$7.14	11/12/2024
Anish Bhatnagar	1/11/2015	132,212	(2)	82,913	$1.80	1/11/2025
Anish Bhatnagar	5/15/2015	53,906	(3)	96,094	$4.66	5/15/2025
Anthony Wondka	6/3/2013	7,732	(5)	3,184	$1.80	6/3/2023
Anthony Wondka	11/12/2014	30,335	(3)	30,608	$7.14	11/12/2024
Anthony Wondka	1/11/2015	7,061	(3)	9,676	$1.80	1/11/2025
Anthony Wondka	5/15/2015	5,396	(4)	31,604	$4.66	5/15/2025
David D. O’Toole	11/12/2014	58,802	(3)	70,969	$7.14	11/12/2024
David D. O’Toole	1/11/2015	13,687	(3)	18,756	$1.80	1/11/2025
David D. O’Toole	5/15/2015	4,375	(4)	25,625	$4.66	5/15/2025

(1)	The options listed are fully vested or are subject to an early exercise right and may be exercised in full prior to vesting of the shares underlying such options. Vesting of all options is subject to continued service on each vesting date.

(2)	The shares subject to the stock option vest over a four-year period as follows: 50% of the shares underlying the options vest on the vesting commencement date and thereafter 1/48th of the remaining balance of the shares vest each monthly subject to the continued service with us through each vesting date.

(3)	The shares subject to the stock option vest over a four-year period as follows: 25% of the shares underlying the options vest on the vesting commencement date and thereafter 1/48th of the remaining balance of the shares vest each monthly subject to the continued service with us through each vesting date.

(4)	The shares subject to the stock option vest over a four-year period as follows: 1/48th of the shares vest each monthly subject to the continued service with us through each vesting date.

(5)	The shares subject to the stock option vest over a four-year period as follows: 25% of the shares underlying the options vest on the one year anniversary of the vesting commencement date and thereafter 1/36th of the shares vest each month subject to the continued service with us through each vesting date.

Compensation Committee Report

The information contained in the following Compensation Committee Report shall not be deemed to be soliciting material or to be filed with the Securities and Exchange Commission, nor shall such information be incorporated by reference into any future filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that the Company specifically incorporates it by reference in such filing.

The compensation committee has reviewed and discussed the foregoing “Executive Compensation” section of this proxy statement with management. Based on this review and discussion, the compensation committee recommended to our Board of Directors that such information be included in this proxy statement.

Respectfully submitted by the members of the compensation committee of the Board of Directors:

Steinar J. Engelsen (Chair)

William G. Harris

Stephen Kirnon

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information with respect to the beneficial ownership of our Common Stock at April 1, 2016, for:

•	each of our directors;

•	each of our named executive officers;

•	all of our current directors and executive officers as a group; and

•	each person, or group of affiliated persons, who beneficially owned more than 5% of our Common Stock.

We have determined beneficial ownership in accordance with the rules of the Securities Exchange and Commission, and the information is not necessarily indicative of beneficial ownership for any other purpose. Except as indicated by the footnotes below, we believe, based on information furnished to us, that the persons and entities named in the table below have sole voting and sole investment power with respect to all shares of Common Stock that they beneficially owned, subject to applicable community property laws.

Applicable percentage ownership is based on 15,404,691 shares of Common Stock outstanding as of March 15, 2016, as reported on our Annual Report on Form 10-K for the annual period ended December 31, 2015, filed with the SEC on March 25, 2016. For purposes of the table below, we have assumed 26,183,200 shares of Common Stock will be outstanding as of April 1, 2016 based upon the following:

(i) 15,404,691 shares of our Common Stock outstanding as of March 15, 2016, as reported on our Annual Report on Form 10-K for the annual period ended December 31, 2015, filed with the SEC on March 25, 2016;

(ii) 590,415 shares of Common Stock issuable upon the exercise of outstanding Series C Warrants outstanding as of prior to April 1, 2016;

(iii) 2,702,704 shares of Common Stock issuable upon the exercise of outstanding Series D Warrants outstanding as of prior to April 1, 2016;

(iv) 4,505,405 shares of Common Stock issuable upon the exercise of outstanding Series A Convertible Preferred Stock outstanding as of prior to April 1, 2016;

(v) 489,406 shares of Common Stock issuable upon the exercise of 489,406 warrants from financings in 2010 and 2012 outstanding as of prior to April 1, 2016;

(vi) 108,108 shares of Common Stock issuable upon exercise of Placement Agent Series D Warrants outstanding as of prior to April 1, 2016; and

(vii) 82,500 shares of Common Stock issuable upon exercise of Placement Agent Warrants outstanding as of prior to April 1, 2016; and

(viii) 2,298,149 shares of Common Stock issued upon the exercise of 2,298,149 stock options prior to April 1, 2016.

Unless otherwise indicated, the address of each beneficial owner listed in the table below is c/o Capnia, Inc., 1235 Radio Road, Suite 110, Redwood City, CA 94065.

	Shares Beneficially Owned
Name of Beneficial Owner	Number of Shares	%
5% Stockholders
Entities Associated with Vivo Ventures Fund V, L.P.(1)	8,675,412	59.66%
Ernest Mario(2)	1,935,150	12.39
Named Executive Officers and Directors:
Ernest Mario(2)	1,935,150	12.39
Anish Bhatnagar(3)	628,672	3.92
Anthony Wondka(4)	65,387	*
Edgar G. Engleman(1)(5)	8,689,661	59.69
Steinar J. Engelsen(6)	16,376	*
Stephen Kirnon(7)	16,071	*
William James Alexander(8) (12)	19,499	*
William G. Harris(9)	11,750	*
David D. O’Toole(10)	125,412	*
Rajen Dalal(13)	—	*
All current directors and executive officers as a group (10 Persons)(11)(13)	11,496,228	69.75%

*	Represents beneficial ownership of less than one percent (1%).

(1)	Represents shares of Common Stock outstanding or issuable within 60 days of April 1, 2016, upon the exercise of warrants: (a) 8,177,142 shares of Common Stock held by Vivo Ventures Fund, V, L.P., consisting of (W) 6,922,123 shares of outstanding Common Stock, (X) zero shares of Common Stock subject to outstanding options that are vested and exercisable within sixty days of April 1, 2016, and (Y) 1,255,019 shares of Common Stock issuable upon the exercise of warrants (assuming an exercise date of April 1, 2016); (b) 95,959 shares of Common Stock held by Vivo Ventures V Affiliates Fund, LP., consisting of (W) 81,233 shares of outstanding Common Stock, (X) zero shares of Common Stock subject to outstanding options that are vested and exercisable within sixty days of April 1, 2016, and (Y) 14,726 shares of Common Stock issuable upon the exercise of warrants (assuming an exercise date of April 1, 2016); (c) 231,273 shares of Common Stock held by BDF IV Annex Fund, L.P., consisting of (W) 227,068 shares of outstanding Common Stock, (X) zero shares of Common Stock subject to outstanding options that are vested and exercisable within sixty days of April 1, 2016, and (Y) 4,205 shares of Common Stock issuable upon the exercise of warrants (assuming an exercise date of April 1, 2016); (d) 167,945 shares of Common Stock held by Biotechnology Development Fund IV, L.P., consisting of (W) 166,943 shares of outstanding Common Stock, (X) zero shares of Common Stock subject to outstanding options that are vested and exercisable within sixty days of April 1, 2016, and (Y) 1,002 shares of Common Stock issuable upon the exercise of warrants (assuming an exercise date of April 1, 2016); and (e) 3,093 shares of Common Stock held by Biotechnology Development Fund IV Affiliates, L.P., consisting of (W) 3,076 shares of outstanding Common Stock, (X) zero shares of Common Stock subject to outstanding options that are vested and exercisable within sixty days of April 1, 2016, and (Y) 17 shares of Common Stock issuable upon the exercise of warrants (assuming an exercise date of April 1, 2016). Vivo Ventures V LLC (Vivo V LLC), is the sole general partner of both of Vivo Ventures Fund V, L.P. and Vivo Ventures V Affiliates Fund, L.P. (Vivo V Funds), and may be deemed to beneficially own the Common Stock of Capnia owned by the Vivo V Funds. Vivo V LLC disclaims beneficial ownership of the shares of Capnia held by each of the Vivo V Funds, except to the extent of its pecuniary interest therein. BioAsia Investments IV, LLC (BAI IV), is the sole general partner of Biotechnology Development Fund IV, LP, Biotechnology Development Fund IV Affiliates, L.P., BDF IV Annex Fund, L.P. (BDF IV Funds) and may be deemed to beneficially own the Common Stock of Capnia owned by the BDF IV Funds. BAI IV disclaims beneficial ownership of the shares of Capnia held by each of the BDF IV Funds, except to the extent of its pecuniary interest therein. BioAsia Management, LLC (BAM), is the sole general partner of Biotechnology Development Fund II, L.P. (BDF II), and may be deemed to beneficially own the Common Stock of Capnia owned by BDF II. BAM disclaims beneficial ownership of the shares of Capnia held by each of the BDF II Funds, except to the extent of its pecuniary interest therein. Edgar G. Engleman M.D. is one of the managing members in Vivo V LLC, BAI IV, and BAM, and has the shared voting power with other managing members. The address for this stockholder is 575 High Street, Suite 201, Palo Alto, CA 94301.

(2)	Represents, following the offering, shares of Common Stock outstanding or issuable within 60 days of April 1, 2016, upon the exercise of options or warrants: 1,946,900 shares of Common Stock held by Dr. Mario, consisting of (W) 1,639,831 shares of outstanding Common Stock, (X) 38,191 shares of Common Stock subject to outstanding options that are vested and exercisable within sixty days of April 1, 2016, (Y) 268,878 shares of Common Stock issuable upon the exercise of warrants (assuming an exercise date of April 1, 2016).

(3)	Represents, following the offering, shares of Common Stock outstanding or issuable within 60 days of April 1, 2016, upon the exercise options or warrants: 628,672 shares of Common Stock held by Dr. Bhatnagar, consisting of (W) 10,000 shares of outstanding Common Stock, (X) 618,672 shares of Common Stock subject to outstanding options that are vested and exercisable within sixty days of April 1, 2016.

(4)	Represents, following the offering, shares of Common Stock outstanding or issuable within 60 days of April 1, 2016, upon the exercise of options or warrants: 65,387 shares of Common Stock held by Mr. Wondka, all of which are shares of Common Stock subject to outstanding options that are vested and exercisable within sixty days of April 1, 2016.

(5)	Represents, following the offering, shares of Common Stock outstanding or issuable within 60 days of April 1, 2016, upon the exercise of option or warrants: 8,675,412 shares of Common Stock held by Dr. Engleman, consisting of (Y) the shares held by the Vivo V Funds, the BDF IV Funds and BDF II as set forth above in footnote 1, and (Z) 14,249 shares of Common Stock subject to outstanding options that are vested and exercisable within sixty days of April 1, 2016.

(6)	Represents, following the offering, shares of Common Stock outstanding or issuable within 60 days of April 1, 2016, upon the exercise of option or warrants: 16,376 shares of Common Stock held by Mr. Engelsen, consisting of (W) 3,254 shares of outstanding Common Stock, (X) 11,750 shares of Common Stock subject to outstanding options that are vested and exercisable within sixty days of April 1, 2016, and (Y) 1,372 shares of Common Stock issuable upon the exercise of warrants (assuming an exercise date of April 1, 2016).

(7)	Represents, following the offering, shares of Common Stock outstanding or issuable within 60 days of April 1, 2016, upon the exercise of options or warrants: 16,071 shares of Common Stock held by Dr. Kirnon, all of which are shares of Common Stock subject to outstanding options that are vested and exercisable within sixty days of April 1, 2016.

(8)	Represents, following the offering, shares of Common Stock outstanding or issuable within 60 days of April 1, 2016, upon the exercise of options or warrants: 19,499 shares of Common Stock held by Dr. Alexander, all of which are shares of Common Stock subject to outstanding options that are vested and exercisable within sixty days of April 1, 2016.

(9)	Represents, following the offering, shares of Common Stock outstanding or issuable within 60 days of April 1, 2016, upon the exercise of options or warrants: 11,750 shares of Common Stock held by Mr. Harris, all of which are shares of Common Stock subject to outstanding options that are vested and exercisable within sixty days of April 1, 2016.

(10)	Represents, following the offering, shares of Common Stock outstanding or issuable within 60 days of April 1, 2016, upon the exercise of options or warrants: 125,412 shares of Common Stock held by Mr. O’Toole, consisting of (W) 27,750 shares of outstanding Common Stock and (X) 97,662 shares of Common Stock subject to outstanding options that are vested and exercisable within sixty days of April 1, 2016.

(11)	In total, 2,437,078 of these shares are attributable to options and warrants currently exercisable or exercisable within 60 days of April 1, 2016.

(12)	Dr. Alexander resigned from our Board on March 28, 2016.

(13)	Rajen Dalal joined our Board on April 15, 2016 and received his initial Board option grant on this date.

RELATED PERSON TRANSACTIONS

We describe below transactions and series of similar transactions that we were or will be a party to in which (i) an executive officer, director, nominee for election as a director, beneficial owner of more than 5% of any class of our Common Stock or any member of the immediate family of any of the foregoing persons and (ii) the amount involved exceeds $120,000.

Other than as described below, there has not been, nor is there any currently proposed, transactions or series of similar transactions to which we have been or will be a party.

2014 Pre-IPO Convertible Promissory Notes and Preferred Stock Warrants

In April 2014, August 2014, and October 2014 we sold convertible promissory notes to certain of our existing stockholders and their affiliates, in the aggregate original principal amount of approximately $1.8 million, $0.3 million and $0.5 million, respectively. In addition, associated warrants to purchase shares of preferred stock were issued in connection therewith. Upon completion of our IPO, the principal and accrued interest under these convertible promissory notes was converted into the units that we issued in our IPO and the originally issued preferred stock warrants were cancelled. The April 2014 convertible promissory notes converted into an aggregate of 385,425 units, which consisted of 385,425 shares of common stock, Series A warrants to purchase 385,425 shares of common stock and Series B warrants to purchase 385,425 shares of common stock. The August 2014 convertible promissory notes converted into an aggregate of 54,874 units, which consisted of 54,874 shares of common stock, Series A warrants to purchase 54,874 shares of common stock and Series B warrants to purchase 54,874 shares of common stock. The October 2014 convertible promissory notes converted into an aggregate of 105,536 units, which consisted of 105,536 shares of common stock, Series A warrants to purchase 105,536 shares of common stock and Series B warrants to purchase 105,536 shares of common stock.

Indemnification Agreements

We have also entered into indemnification agreements with our directors and certain of our executive officers. The indemnification agreements and our certificate of incorporation and bylaws require us to indemnify our directors and officers to the fullest extent permitted by Delaware law.

Employment Agreements

We have entered into employment agreements with certain of our executive officers and directors relating to their hiring or separation. See the section titled and “Executive Compensation – Offer Letters and Employment Agreements”

Equity Issuances and Grants

We have granted stock options to our named executive officers and certain of our directors. See the section titled “Executive Compensation – 2015 Summary Compensation Table” for a description of these stock options and RSUs.

Policies and Procedures for Related Party Transactions

We have adopted a policy that our executive officers, directors, nominees for election as a director, beneficial owners of more than 5% of any class of our Common Stock and any members of the immediate family of any of the foregoing persons are not permitted to enter into a related person transaction with us without the prior consent of our audit committee. Any request for us to enter into a transaction with an executive officer, director, nominee for election as a director, beneficial owner of more than 5% of any class of our Common Stock or any member of the immediate family of any of the foregoing persons in which the amount involved exceeds $120,000 and such person would have a direct or indirect interest must first be presented to our audit committee for review, consideration and approval. In approving or rejecting any such proposal, our audit committee is to consider the material facts of the transaction, including, but not limited to, whether the transaction is on terms no less favorable than terms generally available to an unaffiliated third party under the same or similar circumstances and the extent of the related person’s interest in the transaction.

OTHER MATTERS

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires that our executive officers and directors, and persons who own more than 10 percent of our common stock, file reports of ownership and changes of ownership with the SEC. Such directors, executive officers and 10 percent stockholders are required by SEC regulation to furnish us with copies of all Section 16(a) forms they file.

SEC regulations require us to identify in this proxy statement anyone who filed a required report late during the most recent fiscal year. We believe that, during 2015, our executive officers and directors, and persons who own more than 10 percent of our common stock complied with all Section 16(a) filing requirements.

In making these statements, we have relied upon examination of the copies of Forms 3, 4, and 5, and amendments to these forms provided to us, and the written representations of our directors, executive officers, and ten percent stockholders.

Available Information

Our financial statements for our fiscal year ended December 31, 2015 are included in our Annual Report on Form 10-K. This proxy statement and our Annual Report on Form 10-K are posted on the Investor Relations section of our website at ir.Capnia.com and are available from the SEC at its website at www.sec.gov.

Company Website

We maintain a website at www.capnia.com. Information contained on, or that can be accessed through, our website is not intended to be incorporated by reference into this proxy statement, and references to our website address in this proxy statement are inactive textual references only.

*            *             *

The Board of Directors does not know of any other matters to be presented at the Annual Meeting. If any additional matters are properly presented at the Annual Meeting, the persons named on the enclosed proxy card will have discretion to vote the shares of common stock they represent in accordance with their own judgment on such matters.

It is important that your shares of common stock be represented at the Annual Meeting, regardless of the number of shares that you hold. You are, therefore, urged to vote over the Internet or by telephone as instructed on the enclosed proxy card or execute and return, at your earliest convenience, the enclosed proxy card in the envelope that has also been provided.

THE BOARD OF DIRECTORS

Redwood City, California
April 28, 2016

ANNUAL MEETING OF STOCKHOLDERS OF

CAPNIA, INC.

June 8, 2016

PROXY VOTING INSTRUCTIONS

INTERNET - Access "**www.voteproxy.com**" and follow the on-screen instructions or scan the QR code with your smartphone. Have your proxy card available when you access the web page.

TELEPHONE - Call toll-free **1-800-PROXIES** (1-800-776-9437) in the United States or **1-718-921-8500** from foreign countries from any touch-tone telephone and follow the instructions. Have your proxy card available when you call.

Vote online/phone until 11:59 PM EST the day before the meeting.

MAIL - Sign, date and mail your proxy card in the envelope provided as soon as possible.

IN PERSON - You may vote your shares in person by attending the Annual Meeting.

GO GREEN - e-Consent makes it easy to go paperless. With e-Consent, you can quickly access your proxy material, statements and other eligible documents online, while reducing costs, clutter and paper waste. Enroll today via www.amstock.com to enjoy online access.

COMPANY NUMBER	
ACCOUNT NUMBER	

The Notice of Meeting, proxy statement and proxy card are available at www.astproxyportal.com/ast/19765

Please detach along perforated line and mail in the envelope provided IF you are not voting via the Internet.

20230300000000001000 3 060816

THE BOARD OF DIRECTORS RECOMMENDS YOU VOTE "FOR" ALL THE NOMINEES LISTED IN PROPOSAL 1, "FOR" PROPOSAL 2 AND "FOR" PROPOSAL 3.
PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

1. To elect the following Class I Director Nominees

☐ **FOR ALL NOMINEES**

☐ **WITHHOLD AUTHORITY FOR ALL NOMINEES**

☐ **FOR ALL EXCEPT** (See instructions below)

NOMINEES:
○ Steinar Engelsen, M.D., M.Sc
○ Stephen Kirnon, Ed.d.

INSTRUCTIONS: To withhold authority to vote for any individual nominee(s), mark **"FOR ALL EXCEPT"** and fill in the circle next to each nominee you wish to withhold, as shown here: ●

	FOR	AGAINST	ABSTAIN
2. To ratify the appointment of Marcum LLP as Capnia, Inc.'s independent registered public accounting firm for the fiscal year ending December 31, 2016.	☐	☐	☐
3. To approve the amendment of Capnia, Inc.'s 2014 Equity Incentive Plan to add 1,500,000 shares reserved for issuance under the 2014 Plan.	☐	☐	☐

NOTE: The proxies are authorized to vote on such other business as may properly come before the meeting or any adjournment thereof.

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method. ☐

Signature of Stockholder ______ Date: ______ Signature of Stockholder ______ Date: ______

Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.